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                                                                 Exhibit 10.30A

________________________________________________________________________________
________________________________________________________________________________



                      AMENDED AND RESTATED SENIOR SECURED
                      NOTE AND WARRANT PURCHASE AGREEMENT

                         DATED AS OF JANUARY 23, 1998

                                     AMONG

             INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC.,

                      RADIO MOVIL DIGITAL AMERICAS, INC.

                                      AND

                       BT FOREIGN INVESTMENT CORPORATION



________________________________________________________________________________
________________________________________________________________________________

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                               TABLE OF CONTENTS

                                                                            Page

1.  CERTAIN DEFINITIONS AND RELATED MATTERS...................................1
      1.1  CERTAIN DEFINITIONS................................................1
      1.2  ACCOUNTING PRINCIPLES.............................................10
      1.3  OTHER INTERPRETIVE MATTERS........................................10

2.  AUTHORIZATION AND CLOSING................................................11
      2.1  AUTHORIZATION OF THE SECURITIES...................................11
      2.2  SALE AND ISSUANCE OF THE SECURITIES...............................11
      2.3  CLOSINGS..........................................................11

3.  CONDITIONS OF BTFIC'S OBLIGATION AT THE INITIAL CLOSING..................12
      3.1  REPRESENTATIONS, WARRANTIES AND COVENANTS; NO EVENT OF DEFAULT....12
      3.2  SECURITIES LAW COMPLIANCE.........................................13
      3.3  MERGER AGREEMENT..................................................13
      3.4  INITIAL CLOSING FEES AND EXPENSES.................................13
      3.5  NO INDEBTEDNESS; LIENS............................................13
      3.6  FIRST PRIORITY SECURITY INTEREST..................................14
      3.7  GUARANTY..........................................................14
      3.8  OPINION OF THE COMPANY'S COUNSEL..................................14
      3.9  INITIAL CLOSING DOCUMENTS.........................................14
      3.10 PROCEEDINGS.......................................................15
      3.11 WAIVER............................................................15
      3.12 COMPLIANCE WITH APPLICABLE LAWS...................................15

4.  COVENANTS................................................................16
      4.1  FINANCIAL STATEMENTS AND OTHER INFORMATION........................16
      4.2  INSPECTION OF PROPERTY............................................18
      4.3  ATTENDANCE AT BOARD MEETINGS......................................19
      4.4  AFFIRMATIVE COVENANTS.............................................20
      4.5  NOTE RESTRICTIVE COVENANTS........................................21
      4.6  COMPLIANCE WITH AGREEMENTS; NO NON-RESTRICTIVE AGREEMENTS.........23
      4.7  CURRENT PUBLIC INFORMATION........................................23
      4.8  REGULATORY COMPLIANCE COOPERATION.................................24
      4.9  COMPLIANCE WITH LAWS..............................................25
      4.10 LIEN ON COLLATERAL; ADDITIONAL UNDERTAKING........................25

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      4.11 COVENANTS REGARDING POST-MERGER REORGANIZATIONS...................26

5.  TRANSFER OF RESTRICTED SECURITIES........................................27
      5.1  GENERAL PROVISIONS................................................27
      5.2  OPINION DELIVERY..................................................27
      5.3  RULE 144A.........................................................27
      5.4  LEGEND REMOVAL....................................................27

Section 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................27
      6.1  ORGANIZATION, CORPORATE POWER AND LICENSES........................28
      6.2  CAPITAL STOCK AND RELATED MATTERS.................................28
      6.3  SUBSIDIARIES; INVESTMENTS.........................................29
      6.4  AUTHORIZATION; NO BREACH..........................................30
      6.5  NO MATERIAL ADVERSE CHANGE........................................31
      6.6  BROKERAGE.........................................................31
      6.7  AFFILIATED TRANSACTIONS...........................................31
      6.8  SOLVENCY, ETC. ...................................................31
      6.9  DISCLOSURE........................................................31
      6.10 OTHER REPRESENTATIONS AND WARRANTIES..............................32
      6.11 CONDITION OF SYSTEM...............................................32
      6.12 FEES; LICENSES COMPLIANCE.........................................32
      6.13 COLLATERAL........................................................33
      6.14 INITIAL CLOSING DATE..............................................33

7.  EVENTS OF DEFAULT........................................................33
      7.1  DEFINITION........................................................33
      7.2  CONSEQUENCES OF EVENTS OF DEFAULT.................................35

8.  MISCELLANEOUS............................................................35
      8.1  EXPENSES..........................................................35
      8.2  REMEDIES..........................................................36
      8.3  PURCHASER'S INVESTMENT REPRESENTATIONS............................36
      8.4  AMENDMENTS AND WAIVERS............................................37
      8.5  SURVIVAL OF AGREEMENT.............................................38
      8.6  PAYMENTS, ETC. ...................................................38
      8.7  RIGHT OF SETOFF...................................................39
      8.8  SUCCESSORS AND ASSIGNS............................................40
      8.9  AGGREGATION.......................................................40
      8.10 SEVERABILITY......................................................40

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      8.11 COUNTERPARTS......................................................40
      8.12 DESCRIPTIVE HEADINGS..............................................40
      8.13 GOVERNING LAW.....................................................40
      8.14 NOTICES...........................................................41
      8.15 CONSIDERATION FOR WARRANTS........................................43
      8.16 CONSTRUCTION......................................................44
      8.17 COMPLETE AGREEMENT................................................44
      8.18 INDEMNIFICATION...................................................44
      8.19 PAYMENT SET ASIDE.................................................45
      8.20 JURISDICTION AND VENUE............................................45
      8.21 WAIVER OF RIGHT TO JURY TRIAL; WAIVER OF IMMUNITY.................46
      8.22 CERTAIN WAIVERS...................................................46
      8.23 FURTHER ASSURANCES................................................46
      8.24 CONFIDENTIALITY...................................................46

Section 9. THE AGENT.........................................................47
      9.1  APPOINTMENT AND AUTHORIZATION.....................................47
      9.2  DELEGATION OF DUTIES..............................................47
      9.3  LIABILITY OF COLLATERAL AGENT.....................................47
      9.4  RELIANCE BY COLLATERAL AGENT......................................48
      9.5  NO NOTICE OF EVENT OF DEFAULT.....................................48
      9.6  CREDIT DECISION...................................................48
      9.7  INDEMNIFICATION...................................................49
      9.8  COLLATERAL AGENT IN INDIVIDUAL CAPACITY...........................50
      9.9  SUCCESSOR COLLATERAL AGENT........................................50
      9.10 COLLATERAL MATTERS................................................50

                      AMENDED AND RESTATED SENIOR SECURED
                      NOTE AND WARRANT PURCHASE AGREEMENT


     THIS AGREEMENT (the "AGREEMENT") is entered into as of January 23, 1998, by and among INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), with its principal executive offices at 400 South El Camino Real, San Mateo, California 94402, RADIO MOVIL DIGITAL AMERICAS, INC., a Delaware corporation (the "COMPANY"), with its principal office at 555 Fairway Drive, Suite 203, Deerfield Beach, Florida 33441, BT FOREIGN INVESTMENT CORPORATION ("BTFIC") with its principal executive office at 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266, which is a subsidiary of Bankers Trust New York Corporation ("BTNYC"), a bank holding company with its principal office at One Bankers Trust Plaza, New York, New York 10006 and each of the other Persons, if any, that become a party hereto in accordance with the terms hereof. BTFIC, each other Person that is deemed a "Purchaser" hereunder, and its and their direct and indirect successors and assigns are sometimes individually referred to as a "PURCHASER" and collectively as the "PURCHASERS."

     The Company and BTFIC are parties to a $14,000,000 Note Purchase Agreement, dated as of July 23, 1996 (as amended by Amendment No. 1 dated as of July 23, 1997 and Amendment No. 2 dated as of September 30, 1997, as so amended, the "$14,000,000 NOTE AGREEMENT") and a $1,000,000 Note Purchase Agreement dated as of July 23, 1997 (as amended by Amendment No. 1, dated as of September 30, 1997, as so amended, the "$1,000,000 NOTE AGREEMENT").

     The parties hereto desire for BTFIC to provide additional financing to the Company for the purposes set forth herein and, to amend and restate the $14,000,000 Note Agreement and the $1,000,000 Note Agreement on the terms set forth herein.

     The parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1.  CERTAIN DEFINITIONS AND RELATED MATTERS.

     1.1 CERTAIN DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

     "ADDITIONAL BRAZILIAN COLLATERAL" means all of the equity interests, assets and property of the Brazilian Entities (including International Wireless Communications Latin American Holdings, Ltd.), other than (i) the Initial Brazilian Collateral and the Via 1 Collateral,

(ii) licenses of the Brazilian Entities, and (iii) other assets and property (if any) which BTFIC has notified the Company in writing do not constitute Additional Brazilian Collateral (if BTFIC determines that any such assets or property should no longer be excluded from Additional Brazilian Collateral under this clause (iii), then such assets or property shall not be Additional Brazilian Collateral, for purposes of the perfection requirement hereunder, until the time period, reasonably determined by BTFIC and Company (not to exceed 45 days absent extraordinary and unusual circumstances), for perfecting a security interest against such assets or property, from the date of BTFIC's notice to Company, has elapsed).

     "AFFILIATE" of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such particular Person. The term "CONTROL" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

     "AGENT" means any agent of one or more of the Purchasers appointed pursuant to this Agreement or any of the other Transaction Documents.

     "BRAZILIAN ENTITY" means any Subsidiary of Holdings (other than the Company, International Wireless Communications, Inc. and, other than as set forth in the definition of "Additional Brazilian Collateral" and other than for purposes of Section 4.1, until such time as International Wireless Communications Latin American Holdings, Ltd. becomes a Subsidiary of the Company, International Wireless Communications Latin American Holdings, Ltd.) or any Investee, after giving effect to the Closing or thereafter, that is
(i) incorporated in, or owns assets located in, Brazil or (ii) directly or indirectly holds equity interests in a Person described in the immediately preceding clause (i).

     "BRAZILIAN HOLDING ENTITY" means each Brazilian Entity that does not have a direct or indirect stockholder that is a Brazilian Entity.

     "BRAZILIAN INDEBTEDNESS THRESHOLD" means $0 until such time that the six month average monthly EBITDA is greater than $500,000, in which case the Brazilian Indebtedness Threshold shall then become the product of four and the average monthly EBITDA for the immediately preceding six-month period.

     "BTCO FEE LETTER" means that certain fee letter, dated as of the date hereof, between Bankers Trust Company, a New York banking corporation and a subsidiary of BTNYC, and the Company relating to the fee (the "BTCO FEE") to be paid to BTNYC in connection with the transactions contemplated hereby.

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     "BUSINESS DAY" means any day other than a Saturday, Sunday or public holiday under the laws of the State of New York or other day on which banking institutions are authorized or obligated to close in New York, New York.

     "CLOSING" means the Initial Closing or any Subsequent Closing.

     "COLLATERAL" means the Initial Brazilian Collateral, and from and after such time as pledged or required to be pledged hereunder pursuant to the terms of this Agreement, the Additional Brazilian Collateral, the Via 1 Collateral, and all other equity interests, assets and property which are pledged pursuant to the Security Documents, including the Sales Reserve Account.

     "COMMON STOCK" means collectively, the Nonvoting Common Stock and the Voting Common Stock.

     "CONVERTIBLE SECURITIES" has the meaning defined in the Warrants.

     "DIVIDEND" means any distribution by a corporation or other entity with respect to its capital stock or other ownership interests whether in cash, securities (including common and preferred stock) or other property.

     "DISCLOSURE LETTER" means the letter addressed to the Purchasers from the Company and dated the date of this Agreement disclosing certain matters relating to this Agreement, as in effect as of the date hereof.

     "EBITDA" means net income or loss of the Brazilian Entities on a consolidated basis before interest, federal income taxes, depreciation and amortization, after giving effect to minority interests (or majority interests if Holdings or its Subsidiary only holds a minority interest in such Brazilian Entity), as determined in accordance with United States generally accepted accounting principles, consistently applied.

     "EVENT OF DEFAULT" has the meaning specified in Section 7.1.

     "GAAP" means generally accepted accounting principles as promulgated by the Financial Accounting Standards Board, as in effect from time to time, and when used with respect to the consolidating statements of a Latin American Entity shall mean the generally accepted accounting principles of the country in which such Latin American Entity is located.

     "INDEBTEDNESS" means at a particular time, without duplication, (i) any

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indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise,
(iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss,
(vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

     "INITIAL BRAZILIAN COLLATERAL" means all of the equity interests of the Company and each Brazilian Entity that is a Subsidiary of the Company or Holdings immediately prior to the Merger and all of the equity interests of the Affiliates of Holdings in Via 1, together with intercompany notes issued by the Company to International Wireless Communications, Inc.

     "INDENTURE" means the Indenture, dated as of August 15, 1996, between Holdings and Marine Midland Bank, as Trustee.

     "INVESTEE" means any Person (other than a Subsidiary of Holdings) in which a Latin American Entity, any of its Subsidiaries or any other Investee has any direct or indirect Investment (either through itself or through one or more of its direct or indirect Subsidiaries or Investees), including any Subsidiary of any other Investee.

     "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person. The term "Investment" shall include the acquisition of a company, business or product line.

     "INVESTOR RIGHTS AGREEMENT" means the Seventh Amended and Restated Investor Rights Agreement, dated as of the date hereof, by and among Holdings and certain investors of Holdings from time to time a party thereto.

     "LATIN AMERICAN ENTITY" means any Brazilian Entity or Latin American Non-Brazilian Entity.

     "LATIN AMERICAN HOLDING ENTITY" means each Latin American Entity that does not have a direct or indirect stockholder that is a Latin American Entity.

     "LATIN AMERICAN NON-BRAZILIAN ENTITY" means any Subsidiary of Holdings (other than the Company and International Wireless Communications, Inc. and any Brazilian Entity) or any Investee, after giving effect to the Closing or thereafter, that is (i) incorporated in, or owns assets located in, Latin America (other than Brazil) or (ii) directly or indirectly holds equity interests in a Person described in the immediately preceding clause (i).

     "LIENS" means, with respect to any asset or property, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against any Person, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

     "MATERIAL" means, with respect to any specified Person, any matter that, in the aggregate with all other matters, has resulted or might result in a cost, liability, expense, damage or claim to such Person, its Subsidiaries or other Persons in which such Person or its Subsidiaries has an Investment, involving $250,000 or more.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Company and the Brazilian Entities, taken as a whole (but after taking into account the Company's and Holdings' interest in such Brazilian Entities); or (b) the ability of the Company or any Affiliate thereof or any Brazilian Entity to perform its obligations under this Agreement, the Notes or any of the Security Documents to which it is a party, or the ability of any Purchaser or any Agent to exercise any right or remedy with respect to, or otherwise to realize upon (which, for purposes of this clause (b), will also include changes in the value of the Collateral taken as a whole), any of the security for the Obligations or any other right or remedy under this Agreement, the Notes or any of the Security Documents, if any of the same would impair the value or collectibility of the Obligations in full, or (c) the validity or enforceability of this Agreement, the Notes or any of the Security Documents.

     "MERGER" has the meaning specified in Section 3.3.

     "NONVOTING COMMON STOCK" means Holdings' Class 2 Common Stock, par value

$0.01 per share, which is convertible into Holdings' Class A Common Stock.

     "OBLIGATIONS" means all obligations, liabilities and Indebtedness of every nature from time to time owed to an Indemnitee under, this Agreement, the Notes and the other Security Documents including the principal amount of all debts, claims, Indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under applicable bankruptcy, insolvency or similar laws in effect from time to time, by the Company or any of its Affiliates or Investees that is a party to this Agreement, the Notes or any of the Security Documents, and whether or not allowed or allowable as a claim in any such proceeding.

     "OFFICER'S CERTIFICATE" means a certificate signed by the chief financial officer on behalf of the Company stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

     "OPTIONS" has the meaning defined in the Warrants.

     "PERMITTED BRAZILIAN INDEBTEDNESS" means (i) trade payables and, to the extent permitted by the Indenture, vendor financing, in each case as incurred in the ordinary course of business by an operating entity, (ii) so long as the requirements set forth in Section 4.10 are satisfied fully and the BTCO Fee has been fully paid, other Indebtedness not to exceed the Brazilian Indebtedness Threshold for all Brazilian Entities at any time outstanding in the aggregate, (iii) intercompany Indebtedness (other than that existing on the Closing Date and disclosed in the "BRAZILIAN INDEBTEDNESS SCHEDULE" referenced in the Disclosure Letter and not otherwise described in the definition of "Initial Brazilian Collateral"), the note, if any, evidencing such Indebtedness has been pledged to the Purchasers, and the Purchasers have been delivered satisfactory evidence (which may include the receipt of an acceptable opinion other than with respect to priority) that the Purchasers have a first priority Lien on such Indebtedness as collateral security for the Obligations; and (iv) Indebtedness existing on the date hereof which is not intended to be repaid at the Closing and set forth on the "Brazilian Indebtedness Schedule" referenced in the Disclosure Letter, including intercompany Indebtedness referred to in the parenthetical contained in clause (iii) above.

     "PERMITTED BRAZILIAN LIENS" means, with respect to any asset or property other than capital stock and other equity interests, (i) tax liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP consistently applied;
(ii) purchase money security interests or equivalent security interests under applicable law in any property acquired in the ordinary course of business by an operating entity that secures Permitted Brazilian Indebtedness;
(iii) mechanics', materialmen's or contractors' liens or encumbrances or any similar lien or restriction for amounts not yet due and payable;
(iv) easements, rights-of-way and other similar charges and encumbrances not interfering with the ordinary conduct of the business of any Person or materially detracting from the value of the assets of any Person; and
(v) Liens outstanding on the date hereof which secure Permitted Brazilian Indebtedness which is not being repaid at the Closing and which are described in the "PERMITTED BRAZILIAN LIENS SCHEDULE" referred in the Disclosure Letter.

     "PERMITTED INDEBTEDNESS" means (i) any Indebtedness incurred pursuant to the terms of this Agreement, the Notes and the Warrants, (ii) trade payables and, to the extent permitted by the Indenture, vendor financing, in each case as incurred in the ordinary course of business by an operating entity,
(iii) so long as the requirements set forth in Section 4.10 are satisfied fully and the BTCO Fee has been fully paid, other Indebtedness (including purchase money Indebtedness) not to exceed $5,400,000 (which, for purposes of greater certainty, shall include any draws made under the OPIC facility after the date hereof) for all Latin American Non-Brazilian Entities covered by this definition at any time outstanding in the aggregate and (iv) Indebtedness existing on the date hereof which is not being repaid at the Closing and set forth on the "INDEBTEDNESS SCHEDULE" referenced in the Disclosure Letter.

     "PERMITTED LIENS" means, with respect to any asset or property other than capital stock and other equity interests, (ii) tax liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP consistently applied; (ii) purchase money security interests or equivalent security interests under applicable law in any property acquired in the ordinary course of business by an operating entity that secures Permitted Indebtedness; (iii) mechanics', materialmen's or contractors' liens or encumbrances or any similar lien or restriction for amounts not yet due and payable; (iv) easements, rights-of-way and other similar charges and encumbrances not interfering with the ordinary conduct of the business of any Person or materially detracting from the value of the assets of any Person; and (v) Liens outstanding on the date hereof which secure Permitted Indebtedness which is not intended to be repaid at the Closing and which are described on the "LIENS SCHEDULE" referenced in the Disclosure Letter.

     "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "POTENTIAL EVENT OF DEFAULT" means any event or occurrence which with the passage of time or the giving of notice or both would constitute an Event of Default.

     "QUALIFIED HOLDER" means each Purchaser as long as it holds any portion of the Notes or Underlying Warrant Stock or Ultimate Warrant Stock and each other Person (if any) holding (i) at least 5% of the aggregate principal amount of the Notes then outstanding or (ii) at least 5% of the Underlying Warrant Stock or Ultimate Warrant Stock then in existence.

     "RELATED MERGER DOCUMENTS" means the Merger Agreement and each of the other agreements, documents and instruments contemplated thereby.

     "RESTRICTED SECURITIES" means (i) the Securities issued hereunder, (ii) the Underlying Warrant Stock, (iii) the Ultimate Warrant Stock, and (iv) any securities issued with respect to the securities referred to in clauses (i),
(ii) or (iii) above by way of a stock dividend or stock split or in connection with an exchange, combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act (without regard to any volume limitations) or
(c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 8.3 have been delivered by the Company in accordance with Section 5. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 8.3.

     "SALE OF THE COMPANY" means any transaction or series of transactions pursuant to which any Person(s) in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or at least 50% of the Company' assets determined on a consolidated basis.

     "SALES RESERVE ACCOUNT" has the meaning set forth in the Notes.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal laws then in force.

     "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal laws then in force.

     "SECURITY DOCUMENTS" means all instruments, documents and agreements executed by or on behalf of the Company or any Affiliate or Investee thereof to guaranty or provide collateral security with respect to the Obligations, including any guaranty of the Obligations, any mortgage or deed of trust, and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

     "STATED MATURITY DATE" means the earliest to occur of:

     (i)  August 23, 1999; or

     (ii) with respect to any holder of a Note, the date upon which an Event of Default has occurred and the principal amount thereof has become due and payable prior to August 23, 1999 in accordance with Section 7.2 hereof.

     "STOCK PURCHASE" means any redemption, acquisition, purchase or other retirement of any capital stock or ownership interest of a Person (including preferred stock) or of any warrants, rights or other options to purchase such capital stock or ownership interest, other than upon any conversion thereof into or exchange thereof for other shares of such Person's capital stock.

     "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. References to a Subsidiary of Holdings shall include the Company and its Subsidiaries after the Closing.

     "TAX" or "TAXES" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

     "TRANSACTION DOCUMENTS" means this Agreement, the Notes, the Warrants, and each of the other agreements, documents and instruments contemplated hereby and thereby.

     "ULTIMATE WARRANT STOCK" has the meaning defined in the Warrants.

     "UNDERLYING WARRANT STOCK"  has the meaning defined in the Warrants.

     "VIA 1" means Via Movel 1 Comunicacoes S.A., a Brazilian company that is an Investee of Holdings.

     "VIA 1 COLLATERAL" means all assets and properties of Via 1 and all assets and properties of any Subsidiary or Investee of Via, but excluding (i) licenses of the VIA Entities, and (ii) other assets and property (if any) which BTFIC has notified the Company in writing do not constitute Via 1 Collateral (if BTFIC determines that any such assets or property should no longer be excluded from Via 1 Collateral under this clause (ii), then such assets or property shall not be Via 1 Collateral, for purposes of the perfection requirement hereunder, until the time period, reasonably determined by BTFIC and Company (not to exceed 45 days absent extraordinary and unusual circumstances), for perfecting a security interest against such assets or property, from the date of BTFIC's notice to Company, has elapsed).
 In addition, for purposes of greater certainty, the Via 1 Collateral shall not include the Initial Brazilian Collateral and all other Collateral which the Purchasers have or were intended to have a Lien on if the transactions contemplated by Section 4.11 were not consummated.

     "VIA 1 ENTITIES" means all Subsidiaries and Investees of Via 1.

     "VOTING COMMON STOCK" means Holdings' Class 1 Common Stock, par value $.01 per share.

     "WARRANT STOCK" has the meaning defined in the Warrants.

     "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

     1.2 ACCOUNTING PRINCIPLES. The classification, character and amount of all assets, liabilities, capital accounts and reserves and of all items of income and expense to be determined, and any consolidation or other accounting computation to be made, and the interpretation of any definition containing any financial term, pursuant to this Agreement shall be determined and made in accordance with GAAP consistently applied.

    1.3 OTHER INTERPRETIVE MATTERS. In this Agreement, the Notes, the Warrants, and each other Transaction Document to which one or more of the Purchasers and Holdings or an Affiliate thereof are the sole parties thereto, unless a clear contrary intention appears: (a) the singular number includes the plural number and vice versa; (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof (and without giving effect to any amendment or modification that would not be permitted in accordance with the terms thereof); (e) reference to any applicable law means such applicable law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any particular provision of any applicable law shall be interpreted to include any revision of or successor to that provision regardless of how numbered or classified; (f) reference to any Article, Section or Exhibit means such Article or Section hereof or such Exhibit hereto; (g) "hereunder," "hereof" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; (h) "including" (and with correlative meaning "include") means including without limiting the generality of any description proceeding such term; (i) relative to the determining of any period of time, "from" means "from and including" and "to" and "through" means "to but exclude"; (j) "or", "either" and "any" are not exclusive; and (k) references to ay Subsidiary of a Person shall be given effect only at such times as such Person has one or more Subsidiaries.

     Section 2.     AUTHORIZATION AND CLOSING.

     2.1 AUTHORIZATION OF THE SECURITIES. The Company has authorized the issuance and sale to BTFIC and other Purchasers of its 14.5% Amended and Restated Senior Secured Notes in an aggregate principal amount of $35,000,000, in form and substance as set forth in EXHIBIT A attached hereto (collectively, the "NOTES" and individually, a "NOTE"). Holdings has authorized the issuance and sale to BTFIC of its Stock Purchase Warrants to acquire a certain percentage of shares of capital stock of Holdings, each in form and substance as set forth in EXHIBIT B attached hereto (collectively, the "WARRANTS" and individually, a "WARRANT"). The Notes and the Warrants are sometimes collectively referred to herein as the "SECURITIES" and individually, as a "SECURITY".

     2.2 SALE AND ISSUANCE OF THE SECURITIES. Subject to the terms and conditions of this Agreement, (i) BTFIC agrees to purchase from the Company, and the Company agrees to sell and issue to BTFIC, the Notes (which Notes, are in part, a restatement of indebtedness previously evidenced by other notes) being acquired at the Initial Closing and (ii) BTFIC agrees to purchase from Holdings and Holdings agrees to issue to Purchaser, the Warrants.

     2.3   CLOSINGS.

         (i) The initial closing of the separate purchases and sales of the Securities (the "INITIAL CLOSING") shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP at 10:00 a.m. on January 23, 1998, or at such other place or on such other date as may be mutually agreeable to Holdings, the Company and BTFIC.
     At the Initial Closing, each of Holdings and the Company shall deliver to BTFIC instruments evidencing the Securities to be purchased by BTFIC, issued in the name of BTFIC or its nominee, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds pursuant to the Company's instructions, in the aggregate amount of $10,000,000, representing the aggregate unpaid principal amount of the Notes which is not merely a restatement of unpaid principal amount of indebtedness previously evidenced by other notes.

         (ii) Subsequent closings (each a "SUBSEQUENT CLOSING") of the separate purchase and sale of the Notes up to an aggregate principal amount equal to $10,000,000 shall take place at such place and on such date as may be mutually agreeable to the Company, BTFIC and the Purchasers participating at such Subsequent Closing and upon fulfillment to such Purchasers' and BTFIC's satisfaction as of such Subsequent Closing of (a) the conditions precedent set forth in Sections 3.1, 3.10, 3.11, 3.12, except that references contained therein to the "Initial Closing" shall refer to such "Subsequent Closing" and references to

     Section 3 shall refer to this Section 2.3(ii); (b) the reimbursement to the Purchasers of all of the fees and expenses that are due and payable pursuant paragraph 8.1; (c) the terms being offered to the Purchasers at such Subsequent Closing in connection with the consummation of the transactions contemplated by such Subsequent Closing shall not be more favorable than the terms pursuant to which BTFIC acquired its Notes; (d) BTFIC shall have received satisfactory evidence that the sale and purchase of the Notes at such Subsequent Closing and the consummation of the transactions thereby shall not have an adverse impact on the perfection, priority or status of the Liens granted under the Security Documents to secure all of the Obligations (including Obligations being incurred at such Subsequent Closing) or on any of the guaranties extended with respect to all of the Obligations; (e) the payment to Bankers Trust Company of any fees due and payable pursuant to the BTCO Fee Letter; and (f) the Purchasers shall have received the following documents at such Subsequent Closing: (w) an Officer's Certificate, dated the date of the Subsequent Closing, stating that the conditions specified in this Section 2(ii) have been fully satisfied; (x) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of each of the Transaction Documents to which it is a party, the issuance and sale of the Notes, and the consummation of all other transactions contemplated by this Agreement at such Subsequent Closing; (y) copies of all third party, stockholder and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder at such Subsequent Closing (including those listed in the "RESTRICTIONS SCHEDULE" referenced in the Disclosure Letter supplemented at such Subsequent Closing); and (z) such other documents relating to the transactions contemplated by this Agreement at such Subsequent Closing as BTFIC or its special counsel may reasonably request.

     Section 3. CONDITIONS OF BTFIC'S OBLIGATION AT THE INITIAL CLOSING. The obligation of BTFIC to purchase and pay for the Securities at the Initial Closing is subject to the fulfillment as of the Initial
Closing of the following conditions to BTFIC's satisfaction in its sole discretion:

     3.1 REPRESENTATIONS, WARRANTIES AND COVENANTS; NO EVENT OF DEFAULT. The representations and warranties contained in Section 6 hereof shall be true and correct at and as of the Initial Closing as though then made, each of Holdings and the Company shall have performed or caused to be performed all of the covenants required to be performed or caused to be performed by it hereunder and under the other Transaction Documents on or prior to the Initial Closing, and there shall not exist any Event of Default or Potential Event of Default.

     3.2 SECURITIES LAW COMPLIANCE. Each of Holdings and the Company shall have made all filings under all applicable federal and state securities laws necessary to be made before the Initial Closing to consummate the issuance of the Securities pursuant to this Agreement and the issuance of the Underlying Warrant Stock upon exercise of the Warrants and Ultimate Warrant Stock upon exercise, conversion or exchange of any shares of Warrant Stock consisting of Convertible Securities, in compliance with such laws.

     3.3 MERGER AGREEMENT. The Merger Agreement, dated as of November 22, 1997, among the Company, Holdings, and IWC Acquisition Corporation, as amended by Amendments Nos. 1 and 2 thereto (as so amended the "MERGER AGREEMENT") shall be in form and substance satisfactory to BTFIC, shall be in full force and effect as of the Initial Closing and shall not have been amended or modified. The conditions of each party set forth in the Merger Agreement shall have been satisfied in full (other than obligation to pay the cash portion of the purchase price and certain related fees and expenses thereunder which will be paid upon consummation of the Initial Closing), all opinions delivered in connection with such Merger Agreement shall also be addressed to BTFIC and its successors and assigns or accompanied by a written authorization from the person delivering such opinion stating that BTFIC and its successors and assigns may rely on such opinion as though it were addressed to them, and the transactions contemplated by the Merger Agreement (the "MERGER") shall have been consummated immediately prior to the Initial Closing hereunder in accordance with the terms of the Merger Agreement.

     3.4 INITIAL CLOSING FEES AND EXPENSES. The Company shall have (i) paid to Bankers Trust Company, a New York banking corporation and a subsidiary of BTNYC, the portion of the BTCO Fee that is due and payable at the Initial Closing pursuant to the BTCO Fee Letter, and (ii) reimbursed BTFIC for the fees and expenses as provided in paragraph 8.1 hereof.

     3.5 NO INDEBTEDNESS; LIENS. Payoff letters from each holder of Indebtedness (other than Permitted Indebtedness that BTFIC does not request to be paid off at Initial Closing) of the Company and each Brazilian Entity outstanding prior to the consummation of the Merger, and releases from such holder of Indebtedness of any and all Liens securing such Indebtedness shall have been obtained, and after giving effect to the Initial Closing, no such Indebtedness or Liens on any of their properties and assets shall exist except for Permitted Indebtedness that is not to be repaid at Initial Closing and Permitted Liens. In addition, Holdings shall deliver to BTFIC satisfactory evidence that no Indebtedness of any Brazilian Entity or Liens with respect to any assets, property or capital stock of any Brazilian Entity shall exist after giving effect to the Initial Closing except for Permitted Brazilian Indebtedness that BTFIC does not request to be paid off in full at Initial Closing and Permitted Brazilian Liens.

     3.6 FIRST PRIORITY SECURITY INTEREST. The Company shall have delivered to BTFIC evidence that it has a valid and perfected first priority Lien in the Initial Brazilian Collateral as security for the Obligations after giving effect to the Merger, subject only to Permitted Brazilian Liens, including an acceptable opinion of counsel to such effect, executed documents which evidence such perfection, the execution and delivery of acceptable Security Documents and, to the extent certificated, certificates (properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank) representing all of the capital stock of the Company and each Subsidiary of Holdings or the Company that is being pledged to BTFIC and constitutes Initial Brazilian Collateral.

     3.7 GUARANTY. Each Brazilian Entity other than the Via 1 Entities shall have delivered to BTFIC, for the benefit of the Purchasers, an unconditional and irrevocable guaranty of the Obligations, in form and substance satisfactory to BTFIC.

     3.8 OPINION OF THE COMPANY'S COUNSEL. BTFIC shall have received from counsel for Holdings on behalf of Holdings and the Company, an opinion, which shall be addressed to BTFIC, dated the date of the Initial Closing and in form and substance satisfactory to BTFIC.

     3.9 INITIAL CLOSING DOCUMENTS. The Company shall have delivered to BTFIC all of the following documents:

           (i)    the Note, duly completed and executed by the Company;

           (ii)   the Warrants, duly completed and executed by Holdings;

           (iii) an Officer's Certificate, dated the date of the Initial Closing, stating that the conditions specified in Section 2 and Sections
     3.1 through 3.8, 3.9(viii) and 3.12, inclusive, have been fully satisfied;

           (iv) certified copies of (a) the resolutions duly adopted by each of Holdings' and the Company's board of directors authorizing the execution, delivery and performance of each of the Transaction Documents and Related Merger Documents to which it is a party, the issuance and sale of the Securities, the reservation for issuance upon exercise of the Warrants and exercise, conversion or exchange of any Convertible Securities consisting of Underlying Warrant Stock of the maximum amount of shares of capital stock issuable upon exercise, conversion or exchange thereof and the consummation of all other transactions contemplated by this Agreement, and (b) the resolutions duly adopted by the stockholders of Holdings, the Company and any other appropriate entities approving the Merger;

           (v) a certificate of the secretary of each of Holdings and the Company certifying the names and the signatures of the officers of such entity authorized to sign this Agreement, the Securities and each of the other Transaction Documents and Related Merger Documents;

           (vi) certified copies of Holdings' Certificate of Incorporation and bylaws, each as in effect at the Initial Closing;

           (vii) certified copies of each of the Merger Agreement and other Related Merger Documents, as in effect at the Initial Closing;

           (viii) copies of all third party, stockholder and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including those listed in the "RESTRICTIONS SCHEDULE" referenced in the Disclosure Letter) and under the Related Merger Documents (including all blue sky law filings and waivers of all preemptive rights and rights of first refusal (including those set forth in the Investor Rights Agreement)); and

           (ix) such other documents relating to the transactions contemplated by this Agreement as BTFIC or its special counsel may reasonably request.

     3.10 PROCEEDINGS. All corporate and other proceedings taken or required to be taken by the Company or Holdings in connection with the transactions contemplated hereby or by the Related Merger Documents to be consummated at or prior to the Initial Closing and all documents incident thereto shall be satisfactory in form and substance to BTFIC and its special counsel in its reasonable discretion.

     3.11 WAIVER. Any condition specified in this Section 3 may be waived if consented to by BTFIC; provided that no such waiver shall be effective against BTFIC unless it is set forth in a writing executed by BTFIC.

     3.12 COMPLIANCE WITH APPLICABLE LAWS. The purchase of the Securities by BTFIC hereunder shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject BTFIC to any penalty, liability or, in such BTFIC's sole judgment, other onerous condition under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Securities by BTFIC hereunder shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which BTFIC is subject.

     Section 4.     COVENANTS.

     4.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver (or cause to be delivered) to each Qualified Holder that the Company becomes aware is a Qualified Holder:

           (i) as soon as available but in any event within five days after the filing of each quarterly report filed by Holdings with the Securities and Exchange Commission for any fiscal quarter, in the case of the Company and each Latin American Holding Company, (excluding dormant holding or operating companies without assets or liabilities) unaudited consolidating and consolidated, statements of income and cash flows of such entity and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and unaudited consolidating and consolidated, balance sheets of such entity and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to such entity's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by such entity's chief financial officer;

           (ii) accompanying the financial statements referred to in subsection (i), an Officer's Certificate (a) stating that there is no Event of Default or Potential Event of Default in existence and that neither the Company nor any Latin American Entity is in default under any of its other material agreements or, if any Event of Default or Potential Event of Default or any such default exists, specifying the nature and period of existence thereof and what actions (if any) the Company and its Latin American Entities have taken and propose to take with respect thereto;

           (iii) as soon as available but in any event within five days after the filing of each annual report filed by Holdings with the Securities and Exchange Commission for any fiscal year, in the case of the Company and each Latin American Holding Company (excluding dormant holding or operating companies without assets or liabilities), consolidating and consolidated statements of income and cash flows of such entity and its Subsidiaries for such fiscal year, and, consolidating and consolidated balance sheets of such entity and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to such entity's annual budget and to the preceding fiscal year, all prepared in accordance with GAAP consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing or an international affiliate thereof (acceptable to the holders of a majority of the outstanding principal amount of the Notes) and (b) as and when prepared, a copy of such firm's annual management letter to the board of directors;

           (iv) promptly upon receipt thereof, any additional reports and management letters concerning significant aspects of the Company's and the Latin American Entities' operations or financial affairs given to any such Person or any of its Affiliates by its independent accountants (and not otherwise contained in other materials provided hereunder);

           (v) at least 30 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget and business plan prepared on a quarterly basis for the Company, and for each Latin American Holding Entity and its Subsidiaries (excluding dormant holding or operating companies without assets or liabilities), on a consolidated and consolidating basis, for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by such entity and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget and business plan, an Officer's Certificate explaining the deviation and what actions such entity has taken and proposes to take with respect thereto;

           (vi) promptly (but in any event within five Business Days) after the discovery or receipt of notice of any Event of Default or Potential Event of Default, any default under any other material agreement to which it or any of its Latin American Entities is a party, any investigation, notice, proceeding or adverse determination from any governmental or regulatory authority or agency, or any other change, event or circumstance affecting the Company or any Latin American Entity (including the filing of any litigation against any Person that could result in any material liability to the Company or any Latin American Entity, any Material Adverse Effect, or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company or any Latin American Entity has taken and propose to take with respect thereto;

           (vii) within ten days after transmission thereof, copies of all financial statements, proxy statements and reports which Holdings sends to its stockholders in general (including pursuant to the Investor Rights Agreement) and copies of all regular and periodic reports and registration statements which Holdings files with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed (including, requests for extensions of dates for filings); and

           (viii) with reasonable promptness, such other information and financial data concerning Holdings, the Company and the Latin American Entities as any Qualified Holder may reasonably request.

Each of the financial statements referred to in subsections (i) and (iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals, and, in each case, such financial statements shall fairly present the financial condition and results of operations of the appropriate entity who is covered by such financial statements .

     4.2  INSPECTION OF PROPERTY.

           (i) So long as the Notes are outstanding and without prejudice to any rights which a Purchaser may have under the Investor Rights Agreement, the Company shall permit any representatives designated by any Qualified Holder, upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and the Latin American Entities, (ii) examine the corporate and financial records of the Company and the Latin American Entities and make copies thereof or extracts therefrom and (iii) to discuss the affairs, finances and accounts of any such entities with the directors, officers, key employees and independent accountants of the Latin American Entities (other than, until the earlier of completion of the Post Merger Reorganization or becoming a majority equityholder thereof, the Via 1 Entities); provided, however, that such Qualified Holder shall deliver written notice to the Company at least five (5) business days prior to such discussion (other than a discussion with an officer or an employee that has substantial responsibility for monitoring the performance of this Agreement, including John Lockton, Doug Sinclair, Larry Salzer, Michael Joseph, Keith Taylor, Aarti Gurnani, Jim Dixon and others in similar positions) that is initiated by a Qualified Holder, and (x) if there then exists no Event of Default or Potential Event of Default, such discussion must take place in the presence of John Lockton, Doug Sinclair, Larry Salzer, Michael Joseph, Keith Taylor, Aarti Gurnani, Jim Dixon and others in similar positions or another duly authorized representative of the Company (whose attendance shall not be unreasonably withheld or delayed) and (y) if there then exists an Event of Default or Potential Event of Default, then the Company shall have the right to have one or more representatives attend and participate in such discussion at the time and place so designated by such Qualified Holder, it being understood that such discussion will take place whether or not such representatives attend and participate. The presentation of an executed copy of this Agreement shall be deemed to constitute the Company's and the Latin American Entities' permission that such discussions take place.

           (ii) So long as the Warrants are outstanding and until the Investor Rights Agreement is amended to make BTFIC a party thereto, Holdings shall provide BTFIC with inspection rights with respect to Holdings that are identical to those granted to each Investor (as defined in the Investor Rights Agreement) under Section 2.2 of the Investor Rights Agreement as in effect as of the date hereof.

     4.3  ATTENDANCE AT BOARD MEETINGS.

           (i) The Company shall give BTFIC (or its designee) written notice of each meeting of its and its Latin American Entities' board of directors and each committee thereof at the same time and in the same manner as notice is given to the directors (which notice shall be promptly confirmed in writing to each such Person), and the Company shall permit one representative of BTFIC to attend as an observer all such meetings of its board of directors and all committees thereof.
     Such representative shall be entitled to receive all written materials and other information (including copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If Company or any Latin American Entities proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, the Company shall give written notice thereof to BTFIC thereof prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. The Company shall pay the reasonable out-of-pocket expenses of such representative incurred in connection with attending such board and committee meetings to the extent that any other observers receive payment of their out-of-pocket expenses. Notwithstanding the foregoing, Company reserves the right to withhold any information and to exclude a representative of BTFIC from any meeting or portion thereof (i) during the existence of an Event of Default or Potential Event of Default; or (ii) if BTFIC is provided evidence that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if BTFIC or its representative is a direct competitor of Company.

               (ii) So long as the Warrants are outstanding, Holdings shall provide to BTFIC observer rights with respect to meetings of the board of directors of Holdings that are identical to those granted to each Investor (as defined in the Investor Rights Agreement) pursuant to
     Section 2.7 of the Investor Rights Agreement as in effect as of the date hereof, except that the first proviso shall not be included in the incorporation of that section by reference into this Agreement and instead the provisions of Section 8.24 hereof shall apply. In addition and without prejudice to any observer rights BTFIC may have hereunder or under the Investor Rights Agreement, if the board of directors of Holdings or any committee thereof proposes to take any action with respect to any Latin American Entity, then (i) the observer rights granted pursuant to Section 2.7 of the Investor Rights Agreement shall be deemed to include meetings of any committees of the board of Holdings at which such matters are discussed or acted upon and (ii) if the board of Holdings or such committee thereof proposes to take such action through written consent in lieu of a meeting, then Holdings shall give written notice thereof prior to the effective date of such consent describing in reasonable detail the nature and substance of such action.
      Notwithstanding the foregoing, Holdings reserves the right to withhold any information and to exclude BTFIC's representative(s) from any meeting or portion thereof (x) during the existence of an Event of Default or Potential Event of Default or (y) if BTFIC is provided evidence that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between Holdings and its counsel or would result in disclosure of trade secrets to BTFIC or such representative(s) or its BTFIC or such representative(s) is a direct competitor of Holdings or such Latin American Entity.

          4.4 AFFIRMATIVE COVENANTS. The Company shall, and shall cause each Latin American Entity to:

               (i) cause to be done all things necessary to maintain, preserve and renew its corporate existence, rights, franchises, privileges and qualifications and all licenses, channels, authorizations and permits necessary to the conduct of its businesses other than licenses, authorizations and permits, the failure of which to maintain will not have a Material Adverse Effect;

              (ii) maintain and keep its material properties in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times;

             (iii) pay and discharge when payable all Taxes, assessments and governmental charges imposed upon its properties or upon it or its income or profits (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP consistently applied) have been established on its books with respect thereto;

               (iv) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that (i) the same are being contested in good faith and by appropriate proceedings or (ii) compliance with such obligation is reasonably likely to expose the applicable entity to greater liability than the failure to so comply with such obligation, in each case provided that adequate reserves (as determined in accordance with GAAP consistently applied) have been established on its books with respect thereto;

                (v) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and covering casualties, risks and contingencies of such types and in such amounts as are customary for prudent corporations of similar size engaged in similar lines of business;

               (vi) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP consistently applied;

              (vii) use the proceeds from the sale and issuance of the Notes solely for the purposes set forth in the "USE OF PROCEEDS SCHEDULE" referenced in the Disclosure Letter, as such schedule of such Disclosure Letter is updated in connection with Subsequent Closings; it being understood that the Company shall cause such proceeds to be used by all of the Latin American Entities providing security hereunder; and

             (viii) take such actions as are necessary or desirable to maintain a first priority Lien on the Initial Brazilian Collateral and, subject to Section 4.10, take such actions as are necessary or desirable to be granted and maintain a first priority Lien on all of the Additional Brazilian Collateral and Via 1 Collateral, and from time to time (but not less frequently than quarterly or as BTFIC may request) deliver satisfactory evidence to the Purchasers of its compliance with this subsection.

          4.5 NOTE RESTRICTIVE COVENANTS. So long as any of the Notes remain outstanding, the Company shall not (except as described in the POST-MERGER REORGANIZATION SCHEDULE referenced in the Disclosure Letter, to which Agent and the Purchasers, by their execution hereof, but subject to the qualifications and limitations contained in Section 4.11 being fully satisfied, consent) without the prior written consent of the holders of a majority of the outstanding principal amount of the Notes (which majority shall include BTFIC):

                (i) directly or indirectly declare to pay, or permit any Brazilian Entity to declare or pay, any Dividends or intercompany Indebtedness, except for (a) Dividends made, and intercompany Indebtedness paid, by a Brazilian Entity (that is not a Brazilian Holding Entity) that will ultimately be used solely by a Brazilian Entity that is an operating entity for working capital purposes, (b) Dividends to the Company from Latin American Non-Brazilian Entities (the "Latin American Non-Brazilian Dividends") and the subsequent distribution of such Latin American Non-Brazilian Dividends so long as no Event of Default or Potential Event of Default has occurred or will occur after such distribution and (c) intercompany Indebtedness paid to the Company from Latin American Non-Brazilian Entities (the "Latin American Non-Brazilian Indebtedness") and the subsequent payment of such Latin American Non-Brazilian Indebtedness to the parent of the Company to reduce the intercompany Indebtedness owed by the Company to its parent so long as no Event of Default or Potential Event of Default has occurred or will occur after such payment;

               (ii) directly or indirectly make, or permit any Brazilian Entity to make, any Stock Purchase or directly or indirectly redeem, purchase or make, or permit any of its Brazilian Entities to redeem, purchase or make, any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans;

              (iii) merge or consolidate with any Person or, permit any Brazilian Entity to merge or consolidate with any Person (other than a merger or consolidation of Wholly-Owned Subsidiaries);

               (iv) liquidate, dissolve or effect, or cause any Brazilian Entity to liquidate, dissolve or effect, a recapitalization or reorganization in any form of transaction or otherwise alter its legal status;

               (v) sell or permit any Brazilian Entity to sell, lease or otherwise dispose of, more than 5% of such entity's consolidated assets in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business) or sell or permanently dispose of any of its licenses, authorizations or permits necessary to the conduct of its business;

               (vi) acquire any interest (including any additional interest) or make any Investment (including any additional Investment), or permit any Brazilian Entity to acquire any interest (including any additional interest) or make any Investment (including any additional Investment), in any Person (whether by a purchase of assets, purchase of stock, loans, capital contribution, formation of an entity, merger, joint venture or otherwise) other than another Brazilian Entity so long as BTFIC is delivered satisfactory evidence (which may include the delivery of an opinion with respect to perfection) that such Brazilian Entity (a) is controlled by the Company or an Affiliate thereof and such Company or Affiliate owns at least a majority of the equity interests thereof; (b) has provided a guaranty to the Purchasers in substantially the same form as the guaranty executed and delivered by such other existing Brazilian Entities; (c) has executed and delivered acceptable Security Documents and taken such other actions as are necessary to grant, and have perfected and maintained, a first priority Lien on all of its equity interests owned by the Company and its Affiliates as well as all of its assets and properties described in the definition of "Additional Brazilian Collateral;" and (d) is allowed to provide security hereunder by the terms of the Indenture;

               (vii) enter into, or permit any Latin American Entity to enter into, the ownership, active management or operation of any business unrelated to the wireless communications business or the personal communications services (PCS) business outside of the United States of America or expand such business into any new territories outside of Latin America;

              (viii) enter into, amend, modify or supplement, or permit any Latin American Entity to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with, or make any payment to, any of its or any of its Subsidiaries' or Affiliates' officers, directors, employees, stockholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest (collectively, an "INSIDER"), except for and pursuant to customary employment arrangements and benefit programs on reasonable terms and, to the extent not otherwise prohibited under this
     Section 4.5, arms-length agreements on fair and reasonable terms among the Brazilian Entities;

                (ix) create, incur, assume or suffer to exist, or permit any Latin

     American Non-Brazilian Entity, to create, incur, assume or suffer to exist, any Indebtedness other than Permitted Indebtedness, or Liens on any of its assets or properties other than Permitted Liens or permit any of its Brazilian Entities to create, incur, assume or suffer to exist, any Indebtedness other than Permitted Brazilian Indebtedness or any Liens on any of its assets or properties other than Permitted Brazilian Liens;

                 (x) permit a Lien to exist on any of its capital stock and other equity interests, other than in favor of the Purchasers;

                (xi) prepay, or permit any Brazilian Entity to prepay any principal or interest on any Indebtedness other than Indebtedness under this Agreement and the Notes and scheduled payments that are due and payable by a Brazilian Entity;

               (xii) issue any capital stock of the Company (or rights or options with respect thereto) or cause any Brazilian Entity to issue any equity interests; or

              (xiii) cause or permit a Sale of the Company to occur unless, concurrently or immediately after giving effect to such Sale of the Company, the Obligations are paid in full.

          4.6 COMPLIANCE WITH AGREEMENTS; NO NON-RESTRICTIVE AGREEMENTS. Each of Holdings and the Company shall perform and observe all of its obligations, and shall cause each of its Subsidiaries to perform and observe all of their respective obligations, to each holder of the Notes and to each holder of Warrants and the Underlying Warrant Stock set forth herein and in the Security Documents. The Company shall not enter into, become subject to, amend, modify or waive, or permit any Brazilian Entities (other than Investees) to enter into, become subject to, amend, modify or waive, any material agreement or instrument (other than this Agreement) which by its terms would (under any circumstances) restrict (a) the right of any of its Subsidiaries to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or any Brazilian Entity thereof or (b) the Company's and its Affiliates' rights and obligations to perform any of the provisions of any of the Transaction Documents, the Securities or the Certificate of Incorporation

          4.7 CURRENT PUBLIC INFORMATION. At all times after Holdings has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, Holdings shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon request, Holdings shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

          4.8    REGULATORY COMPLIANCE COOPERATION.

            (i) Before Holdings redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible into or exchangeable for any shares of any class of its capital stock (other than an exercise of the Warrants), Holdings shall (unless after consulting with counsel that is knowledge and experienced in Bank Holding Company Act provisions and Regulation K and Y thereof in particular, such counsel advises Holdings that BTFIC should not have a Regulatory Problem after giving effect to such pending action) give written notice of such pending action to BTFIC. Upon the written request of BTFIC made within 10 days after its receipt of any such notice stating that after giving effect to such action BTFIC would have a Regulatory Problem, Holdings shall defer taking such action for such period (not to extend beyond 45 days after BTFIC's receipt of Holdings' original notice) as BTFIC requests to permit it and its Affiliates to reduce the quantity of Holdings' securities they own in order to avoid the Regulatory Problem. Holdings shall and shall cause its Subsidiaries to cooperate and assist BTFIC by taking such actions as may be necessary or (in the opinion of BTFIC) desirable as reasonably requested by BTFIC to resolve such Regulatory Problem. In addition, Holdings shall not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which BTFIC would be required to take any voting securities, or any securities convertible into voting securities, which might reasonably be expected to cause BTFIC to have a Regulatory Problem. For purposes of this Section, a "REGULATORY PROBLEM" means any transaction, circumstance or situation whereby (A) BTFIC and its Affiliates would own, control or have power over a greater quantity of securities of any kind issued by Holdings or any other entity than are permitted under any requirement of any governmental authority, or would cause such holder to not be able to hold an investment in or provide financing to Holdings or the Company in compliance with any applicable requirement of any governmental authority, or (B) it has been asserted by any governmental regulatory agency (or BTFIC believes that there is a risk of such assertion) that BTFIC and its Affiliates are not entitled to hold the Underlying Warrant Stock or other capital stock held by BTFIC or exercise any significant right with respect to such capital stock held by such Person or provide financing to Holdings or the Company in compliance with any applicable requirement of any governmental authority.

           (ii) At any Purchaser's request at any time (whether in connection with any action by Holdings referred to in subparagraph (i) above or otherwise), Holdings shall exchange with such Purchaser for such number of shares of voting securities then held by such Purchaser as it designates a like number of share of non-voting securities that are identical to such voting securities except as to voting rights and as may otherwise be required by applicable law, and Holdings shall at all times reserve and keep available out of its authorized but unissued shares of non-voting securities, solely for issue upon such exchanges, the number of such shares deemed sufficient by Holdings for such purposes. In the event of any such exchange of non-voting securities for voting securities, (a) the holders of such non-voting securities shall be entitled to all the rights which such holders had pursuant to this Agreement and the other Transaction Documents, as holders of voting securities and (b) if such shares of voting securities were "Restricted Securities" hereunder, such non-voting securities shall also be deemed to be "Restricted Securities" hereunder.

          (iii) At any Purchaser's request at any time (whether in connection with any action by Holdings referred to in subparagraph (i) above or otherwise), Holdings shall exchange with such Purchaser for such number of shares of non-voting securities then held by such Purchaser as it designates a like number of share of voting securities that are identical to such non-voting securities except as to voting rights and as may otherwise be required by applicable law, and Holdings shall at all times reserve and keep available out of its authorized but unissued shares of voting securities, solely for issue upon such exchanges, the number of such shares deemed sufficient by Holdings for such purposes.

           (iv) Holdings shall grant to any subsequent holder of Restricted Securities, upon such holder's request, the same rights granted to BTFIC and its Affiliates pursuant to this Section.

             4.9 COMPLIANCE WITH LAWS. The Company shall, shall cause its Subsidiaries to, and shall take all necessary actions to cause its and its Subsidiaries' employees and agents to, comply with all material laws, rules, regulations and policies applicable to the operation of its business, including those of: (A) the United States of America, including the Foreign Corrupt Practices Act, the export controls imposed by the U.S. Department of Commerce, the International Traffic in Arms Regulations, the restrictions imposed by the U.S. Office of Foreign Assets Control and the anti-boycott regulations administered by the U.S. Department of Commerce and the U.S. Department of the Treasury, in each case to the extent compliance with such laws does not violate any applicable Brazilian or other laws, and (B) Brazil and all other applicable countries (if any). Furthermore, the Company shall not, and shall not cause or permit its Latin American Entities to, take or fail to take any action, and the Company represents and warrants that, as of the date hereof, neither the Company nor any Latin American Entities has taken or failed to take any action, that would cause such entities, its Latin American Entities or their employees to violate or otherwise not comply with all such applicable material laws, rules, regulations and policies.

           4.10 LIEN ON COLLATERAL; ADDITIONAL UNDERTAKING.

            (i) The Company will cause BTFIC to obtain a first priority Lien on all of the Initial Brazilian Collateral (to the extent not done so on or prior to the Initial Closing) and all of the Additional Brazilian Collateral (or a first priority Lien in such other Collateral acceptable to BTFIC in its sole discretion) no later than 45 days after the date hereof and, concurrently therewith, provide to BTFIC an opinion of counsel to such effect, in form and substance and from counsel acceptable to BTFIC (which opinion shall not be obliged to opine as to lien priorities). In addition thereto, no later than 45 days prior to the date hereof, the Company shall cause to be delivered to BTFIC a waiver from Overseas Private Investment Corporation pursuant to which Overseas Private Investment Corporation grants a consent similar to the consent granted by the requisite lenders under the Pakistan facility.

           (ii) The Company covenants to use its best efforts to cause the Via 1 Entities to (and shall provide BTFIC with satisfactory evidence of such actions, which satisfactory evidence shall include the type of opinion referred to in clause (i) above): (a) provide a guaranty to the Purchasers in substantially the same form as the guaranty executed and delivered by such other existing Brazilian Entities, (b) execute and deliver acceptable Security Documents and take such other actions as are necessary to grant, and have perfected and maintained, a first priority Lien on all of its assets and properties of the type described in the definition of "Additional Brazilian Collateral" (without giving effect to the exception contained in clause (i) thereof), and (c) grant BTFIC inspection and board observer rights with respect to the Via 1 Entities in accordance with Sections 4.2 and Section 4.3 hereof. If the Via 1 Entities have not taken all such actions described in clauses (a), (b) and (c) above within 90 days after the Initial Closing, then Holdings shall upon such 90th day immediately execute and deliver an unconditional guarantee with respect to $6,000,000 of the Obligations, which guarantee shall not be terminated until the conditions contained in this
Section 4.10 (ii) are fully satisfied or the Obligations are indefeasibly paid in full, and which guarantee shall be in form and substance satisfactory to BTFIC.

           4.11 COVENANTS REGARDING POST-MERGER REORGANIZATIONS. It is the intention of the parties that as promptly as practicable after the Initial Closing but in any event, within 180 days after the Initial Closing, Holdings' indirect equity interest in Via 1 will be contributed to the Company and the merger of RMD do Brasil Ltda. and Via 1 shall be effected such that the Company shall have at least a majority interest in the foregoing merged entity, as generally described on the POST-MERGER REORGANIZATION SCHEDULE referenced in the Disclosure Letter (the "POST-MERGER REORGANIZATION"). In connection with such transactions, the Company will provide execution copies of all documents, agreements and instruments to be executed by the Brazilian Entities or any Affiliate thereof to the Agent for review and approval, together with an opinion of counsel to the effect that the execution, delivery and performance of such agreements, documents and instruments will not affect the perfection, priority or status of the Purchasers' Lien on the Collateral (which review and approval shall be required solely with respect to provisions contained therein that may affect the Purchaser's interest in the Collateral and which approval shall not be unreasonably withheld) prior to executing such documents; provided, however, that such approval shall be deemed to be given by Agent if Agent does not provide any written response within ten business days after receipt thereof.

     Section 5.   TRANSFER OF RESTRICTED SECURITIES.

             5.1 GENERAL PROVISIONS. Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act,
(ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in Section 5.2 below, any other legally available means of transfer.

             5.2 OPINION DELIVERY. In connection with the transfer of any Restricted Securities (other than a transfer described in Section 5.1(i) or (ii) above, a transfer to an existing, or also involving an existing, institutional or financial stockholder of Holdings, or a transfer to Holdings, an Affiliate of Holdings, an Affiliate of a Purchaser or to an institutional or financial investor or other entity with assets in excess of $10 million), the holder thereof shall deliver written notice to Holdings describing in reasonable detail the transfer or proposed transfer, together with an opinion (unless waived by the Company) of Kirkland & Ellis or other counsel which is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to Holdings an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, Holdings shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 8.3. If Holdings is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to Holdings in writing its agreement to be bound by the conditions contained in this Section and Section 8.3.

             5.3 RULE 144A. Upon the request of any Purchaser, Holdings shall promptly supply to such Purchaser or its prospective transferees all information regarding Holdings required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and

Exchange Commission.

             5.4 LEGEND REMOVAL. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), Holdings shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in
Section 8.3 from the certificates for such Restricted Securities.

       Section 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to BTFIC to enter into this Agreement and purchase the Securities hereunder, Company hereby represents and warrants that, except as otherwise indicated in the Disclosure Letter as indicated below:

             6.1 ORGANIZATION, CORPORATE POWER AND LICENSES. Each of Holdings and the Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except for jurisdictions in which the failure to so qualify has not had and could not have a Material Adverse Effect. Each of Holdings, the Company and the Latin American Entities possesses all requisite power and authority and all licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement except where the failure to do so would not have a Material Adverse Effect. The copies of Holdings' charter documents and bylaws which have been furnished to BTFICs' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

             6.2  CAPITAL STOCK AND RELATED MATTERS.

            (i) The "CAPITALIZATION SCHEDULE" referenced in the Disclosure Letter accurately sets forth the following information with respect to the capitalization of Holdings as of the Initial Closing and immediately thereafter: (1) the authorized capital stock of Holdings, (2) the number of shares of each class of capital stock issued and outstanding, (3) the name of each holder of capital stock and the amount of stock owned by each such holder and (4) with respect to all outstanding options and rights to acquire the capital stock of Holdings: the holder, and the number of shares covered, and, where reasonably available, the exercise price and the expiration date. Immediately after the Initial Closing, Holdings shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Warrants and except as set forth on the CAPITALIZATION SCHEDULE referenced in the Disclosure Letter. As of the Initial Closing and immediately thereafter, and except as set forth on the CAPITALIZATION SCHEDULE referenced in the Disclosure Letter, neither Holdings nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Holdings' capital stock or any warrants, options or other rights to acquire its capital stock, except indicated on the CAPITALIZATION SCHEDULE referenced in the Disclosure Letter. As of the Initial Closing and immediately thereafter, all of the outstanding shares of the capital stock of Holdings shall be validly issued, fully paid and nonassessable and the capital stock issuable directly or indirectly upon exercise of the Warrants will, when issued, be duly authorized and validly issued, fully paid and nonassessable.

          (ii) There are no statutory or, to the best of the knowledge of Holdings, contractual stockholders preemptive rights or rights of refusal applicable to the issuance of the Securities hereunder or the issuance of capital stock upon the direct or indirect exercise of the Warrants. Neither Holdings nor any of its Subsidiaries has violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock to any institutional or other material investor and the offer, sale and issuance of the Securities hereunder and the issuance of the capital stock upon the direct or indirect exercise of the Warrants do not require registration under the Securities Act or any applicable state securities laws. To the best of the Holdings' knowledge, there are no currently operative agreements between the stockholders of Holdings with respect to the voting or transfer of the capital stock of Holdings, except as set forth on the "STOCKHOLDER AGREEMENT SCHEDULE" referenced in the Disclosure Letter.

          6.3 SUBSIDIARIES; INVESTMENTS. The "HOLDINGS CORPORATE ORGANIZATION SCHEDULE" referenced in the Disclosure Letter correctly sets forth the name of each entity in which Holdings has or, immediately after the consummation of the Merger will have, an equity interest, the jurisdiction of its incorporation and Holdings direct or indirect equity interest in such entity immediately prior to and after giving effect to the Initial Closing. All of the outstanding shares of capital stock or other equity interests of each such entity directly or indirectly owned by Holdings are validly issued and fully paid. Except as set forth on the HOLDINGS CORPORATE ORGANIZATION SCHEDULE referenced in the Disclosure Letter, all such shares or equity interests in entities in which Holdings' has invested more than $15 million as of the date hereof or entities that are Brazilian Entities ("Significant Investees") are owned by Holdings or a Subsidiary of Holdings free and clear of all Liens (other than in favor of the Purchasers) and are not subject to any option or right to purchase any such shares or equity interests. Immediately after the Initial Closing, no such Significant Investee has outstanding any equity interests or securities convertible or exchangeable for any shares of its equity interests or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any equity interests or securities convertible into or exchangeable for its capital stock or any
stock appreciation rights or phantom stock plans.   As of the Initial Closing
and immediately thereafter, none of Holdings or is Subsidiaries shall be subject to any obligations (contingent or otherwise) to repurchase or otherwise acquire or retire any equity interests of Subsidiary or Investee of Holdings' or any warrants, options or other rights to acquire its equity interests. After giving effect to the Initial Closing there are no agreements between the equityholders of the Company or any Brazilian Entity with respect to the voting, transfer or issuance of the equity interests of the company or such Brazilian Entity or with respect to any other aspect of the affairs of any such Person, except as set forth on the "BRAZILIAN
AGREEMENT SCHEDULE" referenced in the Disclosure Letter

          6.4 AUTHORIZATION; NO BREACH. The execution, delivery and performance of each of the Transaction Documents and all other agreements and instruments contemplated hereby and thereby to which any of Holdings, the Company or any of their Subsidiaries or Investees is a party have been duly authorized by the appropriate entity. Each of the Transaction Documents, the Certificate of Incorporation and all other agreements and instruments contemplated hereby and thereby to which any of Holdings, the Company or any of their Subsidiaries or Investees is a party each constitutes a valid and binding obligation of the appropriate entity, enforceable in accordance with its terms. Except as set forth on the "RESTRICTIONS SCHEDULE" referenced in the Disclosure Letter, the execution and delivery by each of Holdings, the Company and its and their Subsidiaries and Investees of each of the Transaction Documents and all other agreements and instruments contemplated hereby and thereby to which such Person is a party, the offering, sale and issuance of the Securities hereunder, the issuance of capital stock upon the direct or indirect exercise of Warrants, the granting and perfection of the Liens on the Collateral to secure all of the Obligations outstanding from time to time, the fulfillment of and compliance with the respective terms hereof and thereof (including the Post-Merger Reorganization and the agreements documents and instruments executed and delivered in connection therewith and the repayment, including the required prepayments, of the Notes) by such Person, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien (other than in favor of the Purchasers or a Permitted Lien) upon Holdings', the Company's, its parent's or any Brazilian Entities' capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval or exemption by, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of Holdings, the Company, its parent or any Brazilian Entities, or any material law, statute, rule or regulation to which Holdings, the Company, its parent, or any Brazilian Entity is subject (including any usury laws applicable to the Notes), or any material agreement, indenture (including the Indenture), instrument, order, judgment or decree to which Holdings, the Company, its parent or any Brazilian Entity is subject.

     6.5 NO MATERIAL ADVERSE CHANGE. Except as set forth on the "MAC SCHEDULE" referenced in the Disclosure Letter since, September 30, 1997 there has been no event or occurrence which could have a Material Adverse Effect.

     6.6 BROKERAGE. Except as set forth on the attached "BROKERAGE SCHEDULE" referenced in the Disclosure Letter, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon Holdings, the Company or any of its Subsidiaries or Latin American Entities. The Company shall pay and hold each Purchaser harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

     6.7 AFFILIATED TRANSACTIONS. Except as set forth on the attached "AFFILIATED TRANSACTIONS SCHEDULE" referenced in the Disclosure Letter, after giving effect to the Initial Closing, no Insider is a party to any agreement, contract, commitment, transaction or arrangement with Holdings, the Company or any Latin American Entities or has any material interest in any material property used by Holdings, the Company or any Latin American Entities.

     6.8 SOLVENCY, ETC. The Company is solvent as of the date of this Agreement and shall not become insolvent as a result of the consummation of the transactions contemplated by this Agreement. The Company is, and after giving effect to the transactions contemplated by this Agreement, and based upon the projections and other factors described on the "SOLVENCY SCHEDULE" referenced in the Disclosure Letter, which projections and factors Holdings and the Company believes are reasonable, shall be, able to pay its debts as they become due. The Company's property now has, and after giving effect to the transactions contemplated hereby shall have, a fair salable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). The Company has adequate capital to carry on its business, and after giving effect to the transactions contemplated by this Agreement, the Company shall have adequate capital to conduct its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company.

     6.9 DISCLOSURE. Neither this Agreement nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared or supplied to any Purchaser by or on behalf of Holdings, the Company or any of their Subsidiaries or Investees with respect to the transactions contemplated hereby or by the Merger Documents contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which Holdings, the Company or any of their Subsidiaries or Investees has not disclosed to the Purchasers in writing on the "MAC SCHEDULE" referenced in the Disclosure Letter, and of which any of its officers, directors or executive employees of Holdings, the Company or a Latin American Entity is aware (other than general economic conditions) and which has had or would reasonably be expected to have a Material Adverse Effect.

     6.10 OTHER REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in the Merger Agreement are true and correct in all respects. Each of the parties has complied with all of its obligations under thereunder which are required to be complied with prior to the consummation of the Merger except to the extent waived by the parties to such merger. After giving effect to the transactions contemplated by the Merger, to the knowledge of the Company, the Company and the Latin American Entities do not have any obligation or liability, except for (i) liabilities and obligations reflected on the "INDEBTEDNESS SCHEDULE" and the "PERMITTED BRAZILIAN INDEBTEDNESS SCHEDULE" referenced in the Disclosure Letter and (ii) current liabilities which have arisen in the ordinary course of business (none of which relates to breach of contract, breach of warranty, tort, infringement, violation of or liability under any legal requirements, or any action, suit or proceeding and none of which is material individually or in the aggregate). The Company is not subject to any law limiting its ability to incur indebtedness for borrowed money. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined, from time to time, in Regulation G promulgated by the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Notes will be used to purchase or carry any margin stock or to extend credit for the purpose of purchasing or carrying margin stock in violation of Regulation G or Regulation X promulgated by the Board of Governors of the Federal Reserve System.

     6.11 CONDITION OF SYSTEM. All material properties, equipment and systems of the Company and the other Latin American Entities are in good repair, working order and condition and are in material compliance with all standards and rules imposed (i) by any governmental agency or authority in which such properties, equipment and/or systems are located or operated and
(ii) under any agreements with customers.

     6.12 FEES; LICENSES COMPLIANCE. Except as set forth on the attached "FEE LICENSE SCHEDULE" referenced in the Disclosure Letter: (i) each of the Company and the Brazilian Entities has paid material franchise license or other fees and charges which have become due in respect of its business and has made appropriate provisions as is required by the general accepted accounting principles of each applicable jurisdiction for any such fees and charges which have accrued; (ii) each such Person has duly secured all necessary permits, licenses, consents and authorizations from and have filed all required material registrations, applications, reports and other documents with, the appropriate governmental agencies, authorities and commissions and other entities exercising jurisdiction over the business of any such Person; (iii) all of such Person's licenses, including licenses held through or by its Subsidiaries and Investees, are valid and in full force and effect without conditions except such conditions as are generally applicable to holders of licenses; and (iv) all loading requirements with respect to any license have been satisfied in all material respects. To the best of each such Person's knowledge, no event has occurred and is continuing which could result in the termination, revocation or adverse modification of any license. Each such Person does not have any reason to believe that its licenses, including licenses held through or by its Subsidiaries and Brazilian Entities, will not be renewed in the ordinary course. The "LICENSE INFORMATION SCHEDULE" referenced in the Disclosure Letter sets forth for each license held by a Brazilian Entities:
(i) the number of channels authorized by each licensee; and (ii) the applicable loading date for each license and whether such loading date has been extended or application for extension has been made (and, if made, its status).

     6.13 COLLATERAL. Each of the Company and the Latin American Entities that is providing a pledge of Collateral hereunder holds good and marketable title to the Collateral. There are and will be no contractual restrictions to the sale, transfer or disposition of any of the Initial Brazilian Collateral or Additional Brazilian Collateral except as set forth in the "COLLATERAL RESTRICTIONS SCHEDULE" referenced in the Disclosure Letter attached hereto.

     6.14 INITIAL CLOSING DATE. The representations and warranties of each of Holdings and the Company contained in this Section 6 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Company to BTFIC shall be true and correct in all material respects on the date of the Initial Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

     Section 7.  EVENTS OF DEFAULT.

     7.1  DEFINITION.  An Event of Default shall be deemed to have occurred if:

     (i) (x) the full amount of any Obligation (whether for principal, interest or any other amount) is not paid when due or otherwise required to be paid, and such failure (in the case of all Obligations other than principal, for which there shall be no grace period) continues for 10 days after such Obligation is due or otherwise required to be paid or (y) the Company fails to perform or observe (or cause to be performed or observed) Sections 4.4(v) and (viii), 4.5, 4.10 and 4.11 of this Agreement or 2(c)(i) of the Notes;

     (ii) the Company, Holdings or any Latin American Entity fails to perform or observe (or cause to be performed or observed) any other provision contained herein or in the Notes, the Warrants, its Certificate of Incorporation or the other Transaction Documents or any other instrument delivered pursuant hereto or thereto, which is not cured within 20 days of the occurrence thereof;

     (iii) any representation, warranty or information contained herein or required to be furnished to any holder of the Notes pursuant to this Agreement, or any writing furnished to any holder of the Notes, is false or misleading in any material respect on the date made or furnished;

     (iv) (A) the Company, its parent or any of the Latin American Entities makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or (B) an order, judgment, decree or injunction is entered adjudicating the Company, its parent or any of the Latin American Entities bankrupt or insolvent or requiring the dissolution or split up of any such entity or preventing any such entity from conducting all or any part of its business; or (C) any order for relief with respect to any such entities is entered under the United States Federal Bankruptcy Code or similar insolvency laws; or (D) any such entities, petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of any such entities, or of any substantial part of the assets of any such entities, or commences any proceeding relating to any such entities under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar laws of any jurisdiction now or hereafter in effect; or (E) any such petition or application is filed, or any such proceeding is commenced, against any such entities and either (x) any such entities by any act indicates its approval thereof, consent thereto or acquiescence therein or (y) such petition, application or proceeding is not dismissed within 60 days;

     (v) a judgment in excess of $500,000 is rendered against the Company, its parent or any Latin American Entity and not discharged in full within 60 days after the later of the entry of such judgment or the execution of any stay;

     (vi) any Indebtedness or obligations of Holdings, the Company, its parent or any Latin American Entities owing to one or more Persons other than the Purchaser in excess of $500,000 in the aggregate is not paid when due or otherwise required to be paid;

     (vii) any Indebtedness or obligations of Holdings, the Company, its parent or any Latin American Entities owing to one or more Persons other than a Purchaser in excess of $500,000 in the aggregate becomes due or required to be paid prior to its stated maturity;

     (viii) any holders (other than any Purchaser) of Indebtedness or obligations of Holdings, the Company, its parent or any Latin American Entities in excess of $500,000 in the aggregate may cause such Indebtedness or obligation (including any portion thereof) to become due or paid prior to its stated maturity;

     (ix) the occurrence of an event or condition that is reasonably likely have a Material Adverse Effect;

     (x) any of this Agreement, the Notes, the Warrants or the Security Documents shall cease to be in full force and effect or declared to be null and void by a court of competent jurisdiction; or

     (xi) the Purchasers shall, except as otherwise expressly permitted by
Section 4.10 hereof, cease to have a valid and first priority Lien on the Initial Brazilian Collateral, Additional Brazilian Collateral and Via 1 Collateral or, except as otherwise expressly permitted by Section 4.10 hereof, the Collateral shall otherwise cease to secure all of the Obligations.

     7.2  CONSEQUENCES OF EVENTS OF DEFAULT.

     (i) If any Event of Default has occurred, then the interest rate on the Notes and all other Obligations (to the extent permitted by law) shall increase immediately by an increment of two (2) percentages points to the extent permitted by law. Thereafter, until such time as no Events of Default exists, the interest rate shall increase automatically at the end of each succeeding 30-day period by an additional increment of two (2) percentage points to the extent permitted by law. Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Default exists (subject to the subsequent increases pursuant to this subparagraph).

     (ii) If an Event of Default of the type described in Section 7.1(iv) has occurred then the aggregate principal amount of the Notes (together with all accrued interest thereon and all other Obligations) shall become immediately due and payable without any action on the part of the holders of the Notes, and the obligors shall immediately pay to the holders of the Notes all amounts due and payable with respect to the Notes and all other Obligations.

     (iii) If an Event of Default (other than under Section 7.1(iv)) has occurred and is continuing, the holder or holders of Notes representing a majority of the aggregate principal amount of Notes then outstanding, which majority shall include BTFIC as long as it holds any Notes, may declare all or any portion of the outstanding principal amount of the Notes (together with all accrued interest thereon and all other Obligations owned to them) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of the Notes (together with all such Obligations owned to them then due and payable) owned by such holder or holders. The Company shall give prompt written notice of any such demand to the other holders of Notes, each of which may demand immediate payment of all or any portion of such holder's Note. If any holder or holders of the Notes demand immediate payment of all or any portion of the Notes, the obligors shall immediately pay to such holder or holders all amounts due and payable with respect to such Notes together with all other Obligations owned to them.

     Section 8.  MISCELLANEOUS.

     8.1 EXPENSES. The Company agrees to pay, and hold each Purchaser, each Agent and all holders of Securities, Underlying Warrant Stock and Ultimate Warrant Stock harmless against liability for the payment of, and reimburse on demand as and when incurred from and against, (i) all reasonable costs and expenses incurred by each of them in connection with their due diligence review of Holdings, the Company and its and their Subsidiaries, the preparation, negotiation, execution, interpretation, administration and monitoring of this Agreement, the Notes, the Warrants and the agreements contemplated hereby and thereby, and the consummation of all of the transactions contemplated hereby and thereby (including all reasonable fees and expenses of legal counsel), which costs and expenses shall be payable promptly upon request, (ii) all fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of each of the Transaction Documents, the Certificate of Incorporation and the other agreements and instruments contemplated hereby and thereby, including all expenses incurred in connection with any proposed merger, sale or recapitalization of Holdings or any Subsidiary, (iii) all fees and expenses (including all fees and expenses of legal counsel) in connection with or relating to the Collateral, including with respect to the perfection (including the continued perfection), enforcement or disposition thereof, (iv) all recording and filing fees, stamp and other Taxes which may be payable in respect of the execution and delivery of this Agreement, the Security Documents or the other Transaction Documents, the establishment, creation, maintenance, protection, perfection and continued perfection of the Collateral or the issuance, delivery or acquisition of any Securities or any shares of capital stock issuable upon exercise of the Warrants or any shares of capital stock issuable upon conversion of capital stock, (v) the fees and expenses (which prior to the occurrence of an Event of Default shall be reasonable fees and expenses) incurred with respect to the interpretation and enforcement of the rights granted under this Agreement, the Securities, the Underlying Warrant Stock, Ultimate Warrant Stock, the Certificate of Incorporation, the Security Documents, the other Transaction Documents and the agreements or instruments contemplated hereby and thereby (including costs of collection).

Holdings agrees to pay all of such fees and expenses that relate to the Warrants, the Underlying Warrant Stock, the Ultimate Warrant Stock, the holder's equity interest therein, the Certificate of Incorporation and the Merger, to the extent that such fees and expenses are not paid by the Company.

     8.2 REMEDIES. Each holder of Securities, Underlying Warrant Stock and Ultimate Warrant Stock and the Agents shall have all rights and remedies set forth in this Agreement, the Securities, the Certificate of Incorporation and the other Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. No remedy hereunder or thereunder conferred is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise. Any Person having any rights under any provision of this Agreement and the other Transaction Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of such Transaction Documents and to exercise all other rights granted by law.

     8.3 PURCHASER'S INVESTMENT REPRESENTATIONS. Each Purchaser hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 5 hereof. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

   "The securities represented by this certificate has not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Amended and Restated Note and Warrant Purchase Agreement, dated as of January 23, 1998 and as amended and modified from time to time, among the issuer, an affiliate of the issuer and certain investors, and issuer shall furnish to the holder hereof a copy of such conditions upon written request and without charge."

     8.4 AMENDMENTS AND WAIVERS. Except as otherwise expressly provided herein, the provisions of this Agreement and the provisions of the Notes may be amended and any of Holdings or the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if such entity has obtained the written consent of the holders of a majority of the outstanding principal amount of the Notes (which majority shall include BTFIC as long as it holds any Notes); PROVIDED that no such action shall change (i) the rate at which or the manner in which interest accrues on the Notes or the time at which such interest becomes payable or (ii) any provision relating to the scheduled payments or prepayments of principal on the Notes, without the written consent of the holders of at least 80% of the outstanding principal amount of the Notes; PROVIDED FURTHER, that if there are no Notes outstanding, the provisions of this Agreement may be amended or waived and any of Holdings or the Company may take any action herein prohibited, only if such entity has obtained the written consent of the holders of a majority of each of the Underlying Warrant Stock and Ultimate Warrant Stock (which majority shall include BTFIC so long as it holds any Underlying Warrant Stock or Ultimate Warrant Stock); PROVIDED FURTHER, that the provisions of Sections 4.3 and 4.8 and this Section 8.4 may be amended or waived, and any of Holdings and the Company may take any action therein prohibited, or omit to perform any act therein required to be performed by it, only if such entity has obtained the written consent of the holders of a majority of each of the Underlying Warrant Stock and Ultimate Warrant Stock (which majority shall include BTFIC so long as it holds any Underlying Warrant Stock or Ultimate Warrant Stock). No other course of dealing between any of Holdings of the Company and the holder of any Warrant or Underlying Warrant Stock or Ultimate Warrant Stock or any delay in exercising any rights hereunder or under the Notes or the Certificate of Incorporation or the other Transaction Documents shall operate as a waiver of any rights of any such holders. For purposes of this Agreement and the Notes or Underlying Warrant Stock or Ultimate Warrant Stock held by Holdings or any of its Subsidiaries shall not be deemed to be outstanding.

     8.5 SURVIVAL OF AGREEMENT. All covenants, representations and warranties contained in this Agreement, the Notes and/or the Warrants or made in writing by any of Holdings, the Company or any Latin American Entity in connection herewith or therewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf. In addition, notwithstanding the repayment of all amounts pursuant to this Agreement, the Notes or the Warrants, the obligations of any of Holdings or the Company pursuant to Sections 8.1, 8.6, 8.13, 8.14, 8.15, 8.17, 8.18,
8.19, 8.20 and 8.21 shall survive indefinitely.

     8.6  PAYMENTS, ETC.

     (i) Except as otherwise provided in Section 1B of the Warrants, all payments hereunder to any Indemnitee or the Agents under the Notes, the Warrants and the other Transaction Documents shall be made by the obligor without setoff, offset, deduction or counterclaim, free and clear of all Taxes, levies, imports, duties, fees and charges, and without any withholding, restriction or conditions imposed by any governmental authority. If any obligor shall be required by any law to deduct, setoff or withhold any amount from or in respect of any payment to any Purchaser hereunder or under the Notes, the Warrants and the other Transaction Documents, then the amount so payable to the Purchasers shall be increased as may be necessary so that, after making all required deductions, setoffs and withholdings, the Purchasers shall receive an amount equal to the sum they would have received had no such deductions, setoffs or withholding been made.

     (ii) All payments made to the Indemnitees and the Agents under the Transaction Documents by any Person other than Holdings will be applied in the following order and priority: (a) first, to the payment of the BTCO Fee,
(b) second, to the payment of all fees, expenses and other Obligations (including attorneys' fees and other legal expenses which may be payable) other than principal or interest or premium on the Notes to any Agent under and in accordance with this Agreement or any other Transaction Document, pro rata among the Agents according to the respective amounts of such items which are payable to them, (c) third, to the payment of all fees, expenses and obligations (including Obligations) (including attorneys' fees and other legal expenses which may be payable) not otherwise referred to in clause (d),
(e) or (f) below under and in accordance with this Agreement or any other Transaction Document, pro rata among the Purchasers according to the respective amounts of such items which are payable to them, (d) fourth, to the payment of all unpaid accrued interest on the Notes (whether or not such interest is then due and payable), on a last-accrued, first unpaid basis, pro rata among the Purchasers according to the respective amounts of unpaid accrued interest on the Notes held by each Purchaser, (e) fifth, to the payment of all unpaid principal of the Notes and, if such payment of principal occurs on or prior to the twelve-month anniversary of the date hereof, (1) to the payment of a premium on the aggregate amount of unpaid principal being concurrently paid equal to one (1%) percent of the aggregate amount of such principal amount being concurrently paid if the payment occurs on or prior to the six-month anniversary of the date hereof, or (2) .75% of the aggregate amount of such principal amount being concurrently paid if the payment occurs thereafter but on or prior to the twelve-month anniversary of the date thereof, in each case, pursuant to this clause (e), pro rata among the Purchasers according to the respective amounts of unpaid principal of the Notes held by each Purchaser and (f) sixth, to the payment of all Indemnified Liabilities owed to an Indemnitee under Section 8.18, pro rata among the Indemnitees according to the respective amounts of such items which have been payable to them. Except for payments pursuant to the unconditional guaranty that may be provided by Holdings pursuant to Section 4.10 hereof, payments made by Holdings pursuant to the Transaction Documents to which it is a party shall be made solely to support obligations and liabilities of Holdings under such Transaction Documents only and shall not be made to support any obligations or liabilities of the Company thereunder.

          (iii) Each Purchaser agrees that, if such Purchaser receives a payment which is in excess of the amount which such Purchaser is entitled to receive pursuant to this Section 8.6, then such Purchaser will transfer a portion of such payment to one or more other Purchasers or other Persons in order that full effect may be given to this Section 8.6.

          8.7    RIGHT OF SETOFF.  To the extent permitted by law,

          (i) from and after the occurrence of an Event of Default, the Purchasers shall have the right, in addition to all other rights and remedies available to it, without notice to any Person, to setoff against and to appropriate and apply to the unpaid balance of the Notes, all accrued interest thereon and all other Obligations, any debt owing to, and any other funds held in any manner for the account of the Company or any Brazilian Entity by the Purchasers or its Affiliates, including all funds in all deposit accounts (general or special) now or hereafter maintained by the Company or any Brazilian Entity that provides Collateral under the Security Documents for its own account with any Purchaser or its Affiliates and the Purchasers are hereby granted a Lien on all such debts (including all such deposit accounts) for such purpose;

          (ii) such right shall exist whether or not the Purchasers shall have made any demand under this Agreement, the Notes, the Warrants or the other Transaction Documents and whether or not the Notes, the Warrants and such other Obligations are matured or unmatured; and

          (iii) the Company hereby, and shall cause each Brazilian Entity that provides Collateral hereunder to hereby, confirm the Purchasers' (and such other holder's) right of banker's lien and setoff and nothing in this Agreement shall be deemed to be any waiver or prohibition of the Purchasers' right of banker's lien and setoff.

Upon the request of the holder or holders of Notes representing a majority of the aggregate principal amount of the Notes at any time after the occurrence of an Event of Default, the Company shall, and shall cause the Brazilian Entities that have provided Collateral under the Security Documents to, remit all cash payments received by it into an account designated by such Purchasers for setoff as described in this Section 8.7.

          8.8 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein or therein, all covenants and agreements contained in this Agreement, the Notes, the Warrants and the other Transaction Documents by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether or not so expressed; provided that neither Holdings nor the Company nor any Latin American Entity shall assign its rights or obligations under this Agreement, the Notes or the Warrants without the prior written consent of a majority of the outstanding principal amount of the Notes and a majority of each of the Underlying Warrant Stock and Ultimate Warrant Stock. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Securities or Underlying Warrant Stock or Ultimate Warrant Stock are also for the benefit of, and enforceable by, any subsequent holder of such Securities or such Underlying Warrant Stock or such Ultimate Warrant Stock.

          8.9 AGGREGATION. For purposes of this Agreement all holdings of Notes and Underlying Warrant Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement.

          8.10 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          8.11 COUNTERPARTS. This Agreement and the other Transaction Documents may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

          8.12 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement, the Notes, the Warrants and the other Transaction Documents are inserted for convenience only and do not constitute a substantive part of this Agreement.

          8.13 GOVERNING LAW. THE CORPORATE LAW OF THE STATE OF NEW YORK SHALL GOVERN ALL ISSUES AND QUESTIONS CONCERNING THE RELATIVE RIGHTS AND OBLIGATIONS OF HOLDINGS AND ITS STOCKHOLDERS. ALL OTHER ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND THE DISCLOSURE LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT (AND EXHIBITS HERETO AND THE DISCLOSURE LETTER), EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

          8.14 NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or faxed to the recipient (answerback confirmed). Such notices, demands and other communications shall be sent to each Purchaser, to Holdings and to the Company at the address indicated below:

To Holdings:           International Wireless Communications Holdings, Inc.
                       400 South El Camino Real
                       Suite 1275
                       San Mateo, California 94402
                       Attn:  Douglas S. Sinclair
                               Chief Financial Officer
                       Facsimile No:  (650) 685-3108

with a copy  to:       Gunderson Dettmer Stough
                        Villeneuve Franklin & Hachigian, LLP
                       155 Constitution Drive
                       Menlo Park, California 94025
                       Attn:  Brooks Stough
                       Facsimile No:  (650) 321-2800

To the Company:        Radio Movil Digital Americas, Inc.
                       c/o International Wireless Communications Holdings, Inc.
                       400 South El Camino Real
                       Suite 1275
                       San Mateo, California 94402
                       Attn:  Douglas S. Sinclair
                               Chief Financial Officer
                       Facsimile No:  (650) 685-3108

with a copy  to:       Gunderson Dettmer Stough
                        Villeneuve Franklin & Hachigian, LLP
                       155 Constitution Drive
                       Menlo Park, California 94025
                       Attn:  Brooks Stough
                       Facsimile No:  (650) 321-2800

To BTFIC:              BT Foreign Investment Corporation
                       1011 Centre Road
                       Suite 200
                       Wilmington, Delaware 19805-1266
                       Attn:  Shoba Mohan
                       Facsimile No: (302) 636-3333

with a copy to:        Bankers Trust Company
                       One Bankers Trust Plaza
                       37th Floor, Mail Stop 2375
                       New York, New York 10006
                       Attn:  Sara Markowitz
                       Facsimile No:  (212) 669-5401 or 5414

with a copy to:        Bankers Trust Company
                       One Bankers Trust Plaza
                       31st Floor, Mail Stop 2310
                       New York, New York 10006
                       Attn:  Richard Coll, General Counsel
                       Fascimile No:  (212) 250-2469

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          8.15 CONSIDERATION FOR WARRANTS AND UNDERLYING WARRANT STOCK; TREATMENT OF FEES. BTFIC, Holdings and the Company acknowledge and agree that the fair market value of the Notes issued at the Initial Closing is $23,500,000 and the fair market value of the Warrants issued at the Initial Closing is $1,500,000 and that, for all purposes (including tax and accounting), the consideration for the issuance of the Warrants shall be allocated according to the respective fair market values. Holdings and the Company and the Purchasers agree that all fees payable to the Purchasers, as provided in Section 8.1 hereof, shall be reported for all tax purposes as a reduction in the issue price of the debt issued to the Purchasers, pro rata according to the principal treated by the parties as original issue discount and reported as interest income and interest expense in accordance with the applicable provisions of the Internal Revenue Code of 1996, as amended and the regulations promulgated thereunder. BTFIC, Holdings and the Company shall file their respective federal, state and local tax returns in a manner which is consistent with such valuation and allocation and shall not take any action or position (whether in preparation of tax returns, financial statements or otherwise) which is inconsistent with any of the above.

          8.16 CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, the Note, the Warrants and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement, the Notes, the Warrants and the other Transaction Documents shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty, and covenant contained herein and therein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

          8.17 COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein, other documents of even date herewith, embody the complete agreement and understanding among the parties and supersede any prior agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          8.18 INDEMNIFICATION. In consideration of each Purchaser's execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to the Company's other obligations under this Agreement and in addition to all other rights and remedies available at law or in equity, the Company shall, and shall cause its Latin American Entities that are providing Collateral or security hereunder to, jointly and severally, defend, protect and indemnify each Purchaser and each other holder of Securities, Underlying Warrant Stock and Ultimate Warrant Stock and all of its officers, directors, shareholders, partners, affiliates, employees, agents, representatives, successors and assigns (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES"), and save and hold each of them harmless from and against, and pay on behalf of or reimburse such party on demand as and when incurred, any and all actions, causes of action, suits, claims, losses (including diminutions in value and consequential damages), costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, interest and penalties and all amounts paid in investigation, defense or settlement of any of the foregoing and claims relating to any of the foregoing (the "INDEMNIFIED LIABILITIES"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (b) the execu-tion, delivery, performance or enforcement of, or the consummation of the transactions contemplated by the Merger and the Merger Documents, (c) the execution, delivery, performance or enforcement of, or the consummation of the transactions contemplated by this Agreement and the other Transaction Documents (other than the Merger Documents) and any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees except and solely to the extent, in the case of this clause (c) only, any such Indemnified Liabilities are caused by the particular Indemnitee's gross negligence or willful misconduct, (d) such Purchaser's status as a lender to the Company or a Latin American Entity or any Person's status as an Agent, or
(e) the breach or alleged breach of any representation, warrant, covenant or agreement contained in any Transaction Document. To the extent that the foregoing undertaking by the Company or any Latin American Entity that is providing Collateral or security hereunder, may be unenforceable for any reason, such entity shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. In addition thereto, Holdings shall indemnify the Indemnitees for all Indemnified Liabilities incurred by the Indemnitees (a) as a result of, or arising out of, or relating to the breach or alleged breach of the last sentence of Section 4.10 or (b) in their or their Affiliates' capacity (and only in their capacity) as a holder of Warrants, Underlying Warrant Stock or Ultimate Warrant Stock and that are the result of, or arising out of, or relating to the breach or alleged breach of any covenant or agreement of Holdings contained herein or any representation, warranty, covenant or agreement of Holdings contained in the Warrants.

          8.19 PAYMENT SET ASIDE. To the extent that any of Holdings or the Company or any other obligor makes a payment or payments to the Purchasers hereunder or under the Notes or other Transaction Documents or the Purchasers enforce their rights or exercise their right of setoff hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to any of Holdings or the Company or any other Investee, a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          8.20   JURISDICTION AND VENUE.  Each of Holdings and the Company
(i) submits to the jurisdiction of any state or Federal court sitting in the Southern District of New York, New York and appellate courts therefrom in any legal suit, action or proceeding arising out of or relating to this Agreement, the Notes or the Warrants, (ii) agrees that all claims in respect of the action or proceeding may be heard or determined in any such court and
(iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement, the Notes or the Warrants in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.14. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Purchasers or holders of Underlying Warrant Stock or Ultimate Warrant Stock to bring proceedings against any of Holdings or the Company in the courts of any other jurisdiction. To the extent provided by law, should any of Holdings or the Company, after being so served, fail to appear or answer to any summons, complaint, process or papers so served within the number of days prescribed by law after the mailing thereof, such entity shall be deemed in default and an order and/or judgment may be entered by the court against such entity as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum for each of Holdings and the Company set forth in this Section 8.20 shall not be deemed to preclude the enorcement by the Purchasers or any holder of Notes or Underlying Warrant Stock or Ultimate Warrant Stock of any judgment obtained in any other forum or the taking by the Purchasers or any holder of Notes or Underlying Warrant Stock or Ultimate Warrant Stock of any action to enforce the same in any other appropriate jurisdiction, and each of Holdings and the Company hereby waives the right to collaterally attack any such judgment or action.

          8.21 WAIVER OF RIGHT TO JURY TRIAL; WAIVER OF IMMUNITY. THE COMPANY, HOLDINGS AND EACH HOLDER OF NOTES AND WARRANTS HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE NOTES, THE WARRANTS OR OTHER TRANSACTION DOCUMENTS OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. EACH OF HOLDINGS AND THE COMPANY IRREVOCABLY WAIVES ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS THAT IT MAY NOW HAVE OR MAY HEREAFTER ACQUIRE. HOLDINGS AND THE COMPANY AGREES THAT THIS SECTION
8.21 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE PURCHASERS WOULD NOT PURCHASE THE NOTES OR WARRANTS HEREUNDER IF THIS SECTION 8.21 WERE NOT PART OF THIS AGREEMENT.

          8.22 CERTAIN WAIVERS. The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of the Notes, and expressly agrees that the Notes, or any payment thereunder, may be extended from time to time and that the holder thereof may accept security for the Notes or release security for the Notes, all without in any way affecting the liability of the Company thereunder.

          8.23 FURTHER ASSURANCES. The Company shall execute and deliver (or cause to be executed and delivered) such further instruments of conveyance, transfer and perfection and take such additional actions as any Purchaser may reasonably request to further the purposes of the Transaction Documents.

          8.24 CONFIDENTIALITY. Each Purchaser and the Collateral Agent agree to maintain the confidentiality of all non-public, proprietary information concerning Holdings, Company and their respective Subsidiaries and Investees that such Purchaser or the Collateral Agent should know is confidential at the time of such submission to such Purchaser ("CONFIDENTIAL INFORMATION"); provided that "Confidential Information" shall not include any information which (i) is or becomes generally available to the public, (ii) was available to a Purchaser or an Affiliate thereof, on a non-confidential basis prior to its disclosure by the Company or its Subsidiaries to the Purchasers, (iii) becomes available to a Purchaser or an Affiliate thereof on a non-confidential basis from a Person other than the Company or its Subsidiaries or (iv) which a Purchaser or an Affiliate thereof discloses during the course of any legal, administrative or regulatory request or proceeding or in furtherance of pursuing its rights and remedies under the Transaction Documents. In addition thereto, such Purchaser may disclose Confidential Information to their advisors, employees, agents and its and their Affiliates on a need-to-know basis and to prospective Purchasers whom are instructed to keep such information confidential.

          Section 9.  THE AGENT

          9.1 APPOINTMENT AND AUTHORIZATION. Each Purchaser hereby irrevocably appoints, designates and authorizes BTFIC (the "COLLATERAL AGENT") to take such action on its behalf under the provisions of this Agreement and each other Security Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Security Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Security Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Security Document or otherwise exist against the Collateral Agent.

         9.2 DELEGATION OF DUTIES. The Collateral Agent may execute any of its duties under this Agreement or any other Security Document by or through designees, agents, employees or attorneys-in-fact ("AGENT-RELATED PERSONS") and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible to the Purchasers for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         9.3 LIABILITY OF COLLATERAL AGENT. None of the Agent-Related Persons shall (i) be liable to any of the Purchasers for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Security Document (except for its own bad faith), or (ii) be responsible in any manner to any of the Purchasers for any recital, statement, representation or warranty made by Holdings, the Company or any Subsidiary or Affiliate or Investee of Holdings or the Company, or any officer thereof, contained in this Agreement or in any other Security Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Security Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Security Document, or for any failure of Holdings or the Company or any other party to any Security Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Security Document, or to inspect the properties, books or records of Holdings, the Company or any of Holdings' or the Company's Subsidiaries or Affiliates or Investees.

         9.4 RELIANCE BY COLLATERAL AGENT. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, or telephone message, statement or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to Holdings or the Company), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Security Document unless it shall first receive such advice or concurrence of the Purchasers as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Security Document in accordance with a request or consent of the Purchasers and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Purchasers.

         9.5 NO NOTICE OF EVENT OF DEFAULT. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Collateral Agent for the account of the Purchasers, unless the Collateral Agent shall have received written notice from a Purchaser or Holdings or the Company referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default". In the event that the Collateral Agent receives such a notice, the Collateral Agent shall give notice thereof to the Purchasers.
The Collateral Agent shall take such action with respect to such Event of Default as shall be requested by the Purchasers, provided, however, that unless and until the Collateral Agent shall have received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Purchasers.

         9.6 CREDIT DECISION. Each Purchaser expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of Holdings, the Company and its Subsidiaries and Investees shall be deemed to constitute any representation or warranty by the Collateral Agent to any Purchaser. Each Purchaser represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Holdings, the Company and its Subsidiaries and Investees, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Purchaser also represents that it will, independently and without reliance upon the Collateral Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Security Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Purchasers by the Collateral Agent, the Collateral Agent shall not have any duty or responsibility to provide any Purchaser with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of the Collateral Agent.

         9.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby shall be consummated, upon demand therefor the Purchasers shall indemnify the Collateral

Agent (to the extent not reimbursed by or on behalf of Holdings or the Company and without limiting the obligation of Holdings or the Company to do
so), ratably from and against any and all Indemnified Liabilities which may at any time (including at any time following the repayment of the Obligations and the termination or resignation of the Collateral Agent) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any Transaction Document or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided, however, that no Purchaser shall be liable for the payment to the Collateral Agent of any portion of such Indemnified Liabilities resulting solely from the Collateral Agent's bad faith. In addition, each Purchaser shall reimburse the Collateral Agent upon demand for its ratable share of fees, costs and expenses (including attorney costs and fees) incurred by the Collateral Agent and described in Section 8.1 to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of the Company or Holdings. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other governmental authority of the United States or other jurisdiction asserts a claim that the Collateral Agent did not properly withhold Tax from amounts paid to or for the account of any Purchaser (because the appropriate form was not delivered, was not properly executed, or because such Purchaser failed to notify the Collateral Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason) such Purchaser shall indemnify the Collateral Agent fully for all amounts paid, directly or indirectly, by the Collateral Agen as tax or otherwise, including penalties and interest, and including any Taxes imposed by any jurisdiction on the amounts payable to the Collateral Agent under this Section 8.6, together with all related costs and expenses (including attorney costs). The obligation of the Purchasers in this Section 9.7 shall survive the payment of all Obligations hereunder.

         9.8 COLLATERAL AGENT IN INDIVIDUAL CAPACITY. BTFIC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with Holdings, the Company and its Subsidiaries and Affiliates and Investees as though BTFIC were not the Collateral Agent hereunder and without notice to or consent of the Purchasers. With respect to the Obligations owing to BTFIC, BTFIC shall have the same rights and powers under this Agreement as any other Purchaser and may exercise the same as though it were not the Collateral Agent, and the terms "Purchaser" and "Purchasers" shall include BTFIC in its individual capacity.

         9.9 SUCCESSOR COLLATERAL AGENT. The Collateral Agent may resign as Collateral Agent upon thirty (30) days' prior written notice to the Purchasers. If the Collateral Agent shall resign as Collateral Agent under this Agreement, the Purchasers shall appoint from among the Purchasers a successor Collateral Agent for the Purchasers. If no successor Collateral Agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may thereupon appoint a successor Collateral Agent from among the Purchasers. Upon the acceptance of its appointment as successor Collateral Agent hereunder, such successor Collateral Agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term "Collateral Agent" shall mean such successor Collateral Agent and the retiring Collateral Agent's appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 9.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. If no successor Collateral Agent has accepted appointment as Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent's notice of resignation (or, if later, ten (10) days after the date upon which the Collateral Agent designates a successor Collateral Agent), the retiring Collateral Agent's resignation shall nevertheless thereupon become effective and the Purchasers shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Purchasers appoint a successor Collateral Agent as provided for above. Until such time, if any, as the Purchasers shall appoint a successor Collateral Agent, all financial statements, certificates, reports and other similar items required to be delivered by Holdings or the Company to Collateral Agent shall instead be delivered to all Purchasers.

         9.10 COLLATERAL MATTERS. The Collateral Agent is hereby designated by each of the Purchasers to serve as the agent and representative of the Purchasers with respect to all matters of or relating to the Collateral and the Security Documents, including with respect to the taking of any action, the execution of any agreement, document or instrument, the creation, establishment, perfection, maintenance, enforcement, disposition of any Collateral and Liens granted thereon, and the distribution of any proceeds received on the Purchasers' behalf, in each case, as determined by the Collateral Agent in its sole discretion in accordance with the terms of the Agreement and the Security Documents. Except as expressly set forth herein or therein, the Purchasers shall exercise all of their rights with respect to the Collateral and the Security Documents through the Collateral Agent as provided in this Section 9.

                            *     *     *     *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                    INTERNATIONAL WIRELESS
                                    COMMUNICATIONS HOLDINGS, INC.


                                    By
                                    Its

                                    RADIO MOVIL DIGITAL AMERICAS, INC.


                                    By
                                    Its


                                    BT FOREIGN INVESTMENT CORPORATION


                                    By
                                    Its

STATE OF CALIFORNIA )
            COUNTY  )

    I, the undersigned authority, a Notary public in and for said County and State, hereby certify that _______________________, whose name as of INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC. a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledge before me on this day that, being informed of the contents of the instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

    Given under my hand and official seal this _____ day of January, 1998


                                    Notary Public

                                    Commission Expires:
                                                       -----------------------

STATE OF CALIFORNIA )
            COUNTY  )

    I, the undersigned authority, a Notary public in and for said County and State, hereby certify that _______________________, whose name as of RADIO MOVIL DIGITAL AMERICAS, INC. a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledge before me on this day that, being informed of the contents of the instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

    Given under my hand and official seal this _____ day of January, 1998


                                    Notary Public

                                    Commission Expires:
                                                       -----------------------


STATE OF CALIFORNIA )
            COUNTY  )

    I, the undersigned authority, a Notary public in and for said County and State, hereby certify that _______________________, whose name as of BT FOREIGN INVESTMENT CORPORATION, a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledge before me on this day that, being informed of the contents of the instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

    Given under my hand and official seal this _____ day of January, 1998


                                    Notary Public

                                    Commission Expires:
                                                       -----------------------